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                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                  ITT CORPORATION
.................................................................
       (Name of Registrant as Specified In Its Charter

.................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .............................................................

    2) Aggregate number of securities to which transaction applies:

       .............................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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    4) Date Filed:

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- ------------------------------------------------
   1994
- ------------------------------------------------

   Notice of
   Annual Meeting
   and
   Proxy Statement
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Letter from
RAND V. ARASKOG
Chairman, President
and Chief Executive

March 28, 1994

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:30 A.M. on Tuesday, May 17, 1994 in the Sheraton Ballroom of the Sheraton Chicago Hotel & Towers, Chicago, Illinois.

We urge you to participate in the business of the Annual Meeting by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the Corporation's shareholders. The Proxy Statement also contains information about the role and responsibility of the Board of Directors and the Committees of the Board and provides important information about each nominee for election as director.

A report reflecting the highlights of the Annual Meeting will be sent to you in the weeks following the meeting.

We are pleased to continue a communications service which affords shareholders the opportunity to discuss ITT directly with senior financial staff. The service is available as follows: on May 2, August 1 and November 7, 1994, following the release of quarterly earnings, senior staff will be available from 10:00 A.M. to 12:00 Noon Eastern Time to discuss your questions about ITT's financial results. The toll free number to call at those times is 1-800-DIAL-ITT (1-800-342-5488).

Sincerely yours,

Rand V. Araskog

[ITT LOGO]
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NOTICE OF ANNUAL MEETING

March 28, 1994

The Seventy-Fourth Annual Meeting of the Shareholders of ITT Corporation will be held in the Sheraton Ballroom of the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois on Tuesday, May 17, 1994, at 10:30 A.M., local time, for the following purposes:

1. to elect directors;

2. to ratify the reappointment of Arthur Andersen & Co. as independent auditors of the Corporation for 1994;

3. to approve the 1994 incentive stock plan;

4. to approve the annual performance-based incentive plan;

5. to act upon the shareholder proposals set forth in the Proxy Statement; and

6. to act upon such other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 21, 1994 will be entitled to vote at the meeting.

Gwenn L. Carr
Vice President and Secretary

[ITT LOGO]
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ITT Corporation
1330 Avenue of the Americas
New York, NY 10019-5490
PROXY STATEMENT

[ITT LOGO]

This Proxy Statement and accompanying proxy are being mailed to shareholders commencing March 28, 1994 in connection with the solicitation of proxies by the Board of Directors of ITT Corporation for the 1994 Annual Meeting.

When your proxy is returned properly executed, the shares it represents will be voted in accordance with your specifications. You have three choices as to your vote on each of the items described in this Proxy Statement that are to be voted upon at the Annual Meeting. As to the election of directors, by marking the appropriate box you may (a) vote for all of the director nominees as a group;
(b) vote for all director nominees except those nominees whose names you indicate; or (c) withhold your vote from all nominees as a group. As to the other items, you may vote "for" or "against" each item or "abstain" from voting by marking the appropriate box.

Your vote is important and the Board of Directors urges you to exercise your right to vote.

If you sign and return your proxy but do not specify any choices you will thereby confer discretionary authority for your shares to be voted as recommended by the Board of Directors. The proxy also confers discretionary authority on the individuals named therein to vote the shares on any matter that was not known by the Board of Directors on the date of this Proxy Statement but is presented at the Annual Meeting and to vote on any shareholder proposals that have been omitted from this Proxy Statement pursuant to the proxy regulations of the Securities and Exchange Commission.

Whether or not you plan to attend the meeting, you can assure that your shares are voted by
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completing, signing, dating and returning the enclosed proxy. You may revoke your proxy at any time before it is exercised by giving written notice to Gwenn
L. Carr, vice president and secretary of ITT, by submitting a subsequently dated proxy, by attending the meeting and withdrawing the proxy, or by voting in person at the meeting.

If you hold shares of both Common and Preferred Stock of ITT, the accompanying proxy represents all of the shares you are entitled to vote at the meeting. If you are a participant in ITT's Dividend Reinvestment and Common Stock Purchase Plan, the proxy indicates the number of shares registered in your name and the number of full shares credited to your account in the Plan. If you participate in the ITT Investment and Savings Plan for Salaried Employees or a savings plan for hourly employees, the trustee under the plan will provide you with a proxy representing the shares you are entitled to vote under the plan.

Each of the 117,516,488 shares of Common Stock and each of the 571,004 shares of Cumulative Preferred Stock, $2.25 Convertible Series N, outstanding at the close of business on March 21, 1994 are entitled to one vote at the Annual Meeting. The shares of Cumulative Preferred Stock, ESOP Convertible Series, will be treated for voting purposes as though they were converted into 10,019,081 shares of Common Stock. All such shares entitled to vote at the Annual Meeting are referred to herein as "Record Shares." The presence in person or by proxy of shareholders holding a majority of the Record Shares will constitute a quorum for the transaction of business at the Annual Meeting.

The By-laws of the Corporation provide that shareholders shall be accorded privacy in voting and that the integrity of the balloting process shall be assured. The Board of Directors has appointed one current and one former officer of Chemical Banking Corporation to act as inspectors of election at the Annual Meeting.

BOARD OF DIRECTORS

The Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of ITT. The Board reviews significant developments affecting ITT and acts on matters requiring Board approval. During 1993, there were ten meetings of the Board of Directors.

The standing committees of the Board are the Audit, Capital, Compensation and Personnel, Executive and Policy, Legal Affairs, Nominating, and Public Affairs Committees.

THE AUDIT COMMITTEE recommends the selection of independent auditors for the Corporation, confirms the scope of audits to be performed by such auditors, reviews audit results and internal accounting procedures and policies, and reviews the fees paid to the Corporation's independent auditors. The Committee reviews and recommends approval of the audited financial statements of the Corporation and the annual reports to shareholders. It also reviews the expense accounts of senior executives. The Committee held six meetings during 1993. The members of the Audit Committee are: Bette B. Anderson, Robert A. Burnett, S. Parker Gilbert, Paul G. Kirk, Jr., Edward C. Meyer, and Benjamin F. Payton.

THE CAPITAL COMMITTEE is responsible for maximizing the effective use of the assets of ITT and its subsidiaries and for reviewing capital
  2
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expenditures and appropriations. The Committee held nine meetings during 1993.
The members of the Committee are: Bette B. Anderson, Rand V. Araskog, Nolan D. Archibald, Robert A. Burnett, S. Parker Gilbert, Paul G. Kirk, Jr., Edward C. Meyer, Benjamin F. Payton, and Margita E. White.

THE COMPENSATION AND PERSONNEL COMMITTEE, which is comprised entirely of non-employee directors, oversees the compensation and benefits of employees, evaluates management performance and establishes executive compensation. In the performance of its functions, the Committee has access to independent compensation counsel. The Committee held nine meetings during 1993. Bette B. Anderson, Nolan D. Archibald, Robert A. Burnett, Paul G. Kirk, Jr., Edward C. Meyer and Margita E. White are the members of the Committee.

THE EXECUTIVE AND POLICY COMMITTEE exercises the powers of the Board in the management of the business and affairs of the Corporation in the intervals between meetings of the Board. The Committee reviews the long-range corporate strategies formulated by senior management and the non-employee directors meet in executive session to review the overall performance of the chief executive, particularly with respect to the Corporation's long-range strategies. Eleven Committee meetings were held during 1993. The members of the Executive and Policy Committee are: Bette B. Anderson, Rand V. Araskog, Nolan D. Archibald, Robert A. Burnett, Michel David-Weill, S. Parker Gilbert, Paul G. Kirk, Jr., Edward C. Meyer, Benjamin F. Payton, and Margita E. White.

THE LEGAL AFFAIRS COMMITTEE reviews and considers major claims and litigation, and legal, regulatory, patent and related governmental policy matters affecting ITT and its subsidiaries. The Committee reviews and approves management policies and programs relating to compliance with legal and regulatory requirements, business ethics and environmental matters. The Committee held four meetings during 1993. The members of the Committee are: Bette B. Anderson, Robert A. Burnett, S. Parker Gilbert, Edward C. Meyer, and Margita E. White.

THE NOMINATING COMMITTEE makes recommendations concerning the organization, size, and composition of the Board and its Committees, proposes nominees for election to the Board and its Committees and considers the qualifications, compensation, and retirement of directors. The Committee held seven meetings during 1993 and its members are:
Bette B. Anderson, Nolan D. Archibald, Edward C. Meyer, Benjamin F. Payton, and Margita E. White.

The Nominating Committee will consider recommendations for director nominees that are submitted by shareholders in writing to the vice president and secretary of ITT in accordance with the requirements set forth in the By-laws of the Corporation. A copy of the relevant provisions of the By-laws may be obtained from the vice president and secretary.

THE PUBLIC AFFAIRS COMMITTEE reviews and defines the Corporation's social responsibilities, including issues of significance to the Corporation and to its shareholders and employees. The Committee held five meetings during 1993. The members of the Committee are: Robert A. Burnett, S. Parker Gilbert, Paul G. Kirk, Jr., Benjamin F. Payton, and Margita E. White.

                                                                               3
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During 1993, there were ten meetings of the Board of Directors and 51 meetings of the Board Committees. All of the incumbent directors attended at least 80% of the meetings of the Board of Directors and the Committees on which they served.

There are currently ten directors serving on the Board, all of whom are nominees for election. If all ten nominees for director are elected at the Annual Meeting, the Board will consist of nine directors who are not officers or employees of the Corporation or its subsidiaries and one director who is an officer of ITT.

The Board of Directors has adopted a retirement policy which provides (i) that no person may be nominated for election or reelection as a non-employee director after reaching age 72, and (ii) that no employee of ITT or of any of its subsidiaries (other than an employee who has served as chief executive of ITT) may be nominated for election or reelection as a director after reaching age 65, unless there has been a specific waiver by the Board of Directors of these age requirements.

DIRECTORS' COMPENSATION

Members of the Board who are employees of ITT are not compensated for service on the Board or its Committees. Non-employee directors receive a fee of $1,000 for attendance at each meeting of the Board and at each meeting of the Committees on which such directors serve. Members of the Executive and Policy Committee, except Mr. Araskog, receive an annual retainer of $42,000. The non-employee directors of ITT who serve on the Board of Directors of Hartford Fire Insurance Company, ITT Financial Corporation or ITT Sheraton Corporation receive annual retainers of $27,000 for such service and $1,000 for attendance at each meeting of the board on which any such director serves.

ITT has an unfunded retirement benefit plan for non-employee directors who retire from the Board at or after age 65 after completing at least five years of service on the Board. The plan provides for an annual pension based on the ITT Board annual retainer fee payable at retirement. Pensions range from 50% of such fee after five years of service to 100% after ten years, with an additional 5% for each year of service in excess of ten, to a maximum of 200% of the annual retainer fee after 30 or more years of service. A director may indicate a preference, subject to certain conditions, to receive any accrued benefit under the plan in the form of a single (discounted) lump sum payment immediately payable upon such director's retirement. During 1993, $672,000 was accrued for this unfunded retirement benefit plan. Non-employee directors may participate in a group life insurance plan that has been established for their benefit. The plan provides $100,000 of non-contributory group life insurance to participating non-employee directors during their service on the Board.

The non-employee directors also are covered under a non-contributory group accidental death and dismemberment program which provides each of them $750,000 of coverage during their service on the Board. Additional benefits also may be purchased.

  4
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Item No. 1
ELECTION OF DIRECTORS

At the 1994 Annual Meeting, ten directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless there is a contrary indication, the shares represented by valid proxies will be voted for the election of all ten nominees.

The Board has no reason to believe that any nominee will be unable to serve as a director. If for any reason a nominee should become unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may recommend or the Board may reduce the number of directors to eliminate the vacancy.

A brief summary of each nominee's principal occupation, business affiliations and other information follows.

                  BETTE B. ANDERSON
                  Principal occupation --
                  President of Kelly,
                  Anderson & Associates, Inc.,
                  Consultants
                  Director since 1981

Mrs. Anderson, 65, was elected president of Kelly, Anderson & Associates, Inc., a Washington-based management firm, in 1990. She had previously been executive vice president of the firm. Mrs. Anderson was formerly a partner in the public affairs company of Anderson, Benjamin, Read & Haney. She was Undersecretary of the Treasury from 1977 to 1981. Mrs. Anderson was affiliated for twenty-seven years with the Citizens and Southern National Bank of Savannah, having served as a vice president until she assumed the Treasury post. Mrs. Anderson is a director of Riverwood International Corporation; ITT Financial Corporation, a subsidiary of ITT; and Manville Corporation. Mrs. Anderson has also served as president of the National Association of Bank Women, and as chairman of the U.S. Department of Treasury Historical Association. She is a Director of the Miller Foundation, the University of Virginia and a member of the Advisory Council of Girl Scouts of America. She attended Georgia Southern and Armstrong State Colleges and is a graduate of the Stonier Graduate School of Banking at Rutgers University.

                                                                               5
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                  RAND V. ARASKOG
                  Principal occupation --
                  Chairman, President and
                  Chief Executive of ITT
                  Director since 1977

Mr. Araskog, 62, joined ITT in 1966. He has been chief executive since 1979 and chairman since 1980. In March 1991, he assumed the title of president. Mr. Araskog is a director of Hartford Fire Insurance Company and ITT Sheraton Corporation, subsidiaries of ITT. He is a director of Alcatel Alsthom of France, in which ITT holds a seven percent interest. He is a director of Dow Jones & Company, Inc.; Dayton-Hudson Corporation; Rayonier Inc.; Shell Oil Company; and the New York Stock Exchange. He is a member of The Business Council, The Business Roundtable, the Council on Foreign Relations, and the Trilateral Commission. He is a trustee of the New York Zoological Society and the Salk Institute. In 1988 Mr. Araskog was named Officier de la Legion d 'Honneur by the President of France. In May 1991, he was awarded the Order of Merit of the Republic of Italy in the level of Grand Officer. In 1994, he was awarded the Medal of the Order of General Bernardo O'Higgins by the Chilean Government at the level of Comendador. Mr. Araskog is a graduate of the U.S. Military Academy at West Point and attended the Harvard Graduate School of Arts and Sciences.

                  NOLAN D. ARCHIBALD
                  Principal occupation --
                  Chairman, President and
                  Chief Executive Officer of
                  The Black & Decker
                  Corporation,
                  Consumer and Commercial
                  Products Company
                  Director since 1991

Mr. Archibald, 50, joined Black & Decker in 1985 as president and chief operating officer, and since that time has been elected chief executive officer and chairman. Prior to joining Black & Decker, he was senior vice president and president of the Consumer and Commercial Products Group of the Beatrice Companies, Inc. and held various executive and marketing positions with Beatrice Companies, Inc. during the period 1977 to 1985. Mr. Archibald previously served as a director of ITT from September 1986 to March 1988. Mr. Archibald serves as a member of the Board of Trustees for The Johns Hopkins University and is a member of The Business Roundtable. Mr. Archibald received a BS degree from Weber State University and an MBA degree from The Harvard Business School.

  6
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                  ROBERT A. BURNETT
                  Principal occupation --
                  Chairman and CEO (Retired)
                  of Meredith Corporation,
                  Diversified Media Company
                  Director since 1985

Mr. Burnett, 66, served as chairman of Meredith Corporation from 1988 until his retirement in 1992. He served as president and chief executive officer from 1977 and relinquished the latter office in 1989. He is a director of Hartford Fire Insurance Company, a subsidiary of ITT. Mr. Burnett is a director of Dayton-Hudson Corporation, Meredith Corporation, Whirlpool Corporation, and Midwest Resources Inc. He is a member of the Board of Trustees of Grinnell College, Grinnell, Iowa. He also is a director of the Greater Des Moines Committee and the Des Moines Art Center. Mr. Burnett has a BA degree in economics from the University of Missouri.

                  MICHEL DAVID-WEILL
                  Principal occupation --
                  Senior Partner of
                  Lazard Freres & Co.,
                  Investment Bankers
                  Director since 1981

Mr. David-Weill, 61, is Senior Partner of Lazard Freres & Co., a position he has held since 1977. He became a partner in Lazard Freres & Co., New York, in 1961, where he served until 1965. In 1965 he became a partner of Lazard Freres & Cie., Paris, and a director of Lazard Brothers & Co. Limited, London. Mr. David-Weill is a director of a number of corporations, including BSN Gervais Danone in France, Fiat S.p.A. in Italy, Pearson plc in England, and The Dannon Company, Inc. in the United States, as well as other companies of which Lazard Freres & Cie., Paris, or one of its affiliates, is the principal shareholder. He graduated from the Institut des Sciences Politiques, Paris, France.

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                  S. PARKER GILBERT
                  Principal occupation --
                  Chairman, Morgan Stanley
                  Advisory Board,
                  International Consultants
                  Director since 1991

Mr. Gilbert, 60, retired in 1990 from Morgan Stanley Group Inc., where he served as chairman from 1984 until he retired. He joined Morgan Stanley in 1960, was elected a partner in 1969, a managing director in 1970, and president in 1983. Mr. Gilbert is a director of Morgan Stanley Group Inc., Burlington Resources Inc., and Taubman Centers, Inc. He is vice chairman of the St. Luke's/ Roosevelt Hospital Center Board of Trustees; president, Board of Trustees, the Pierpont Morgan Library; member, Board of Trustees, the Metropolitan Museum of Art, the Alfred P. Sloan Foundation and the John Simon Guggenheim Memorial Foundation; and director, Josiah H. Macy Foundation. Mr. Gilbert is a graduate of Yale University.

                  PAUL G. KIRK, JR.
                  Principal occupation --
                  of Counsel to
                  Sullivan & Worcester,
                  Law Firm
                  Director since 1989

Mr. Kirk, 56, became a partner in the law firm of Sullivan & Worcester in 1977 and is presently of Counsel to the firm. He served as chairman of the Democratic National Committee from 1985 to 1989 and as treasurer from 1983 to 1985. Following his graduation from law school, Mr. Kirk became an assistant district attorney in Massachusetts. In 1969 he went to Washington to serve as assistant counsel to the Senate Judiciary Committee's Subcommittee on Administrative Practices and Procedures. In 1971, he left the Subcommittee staff to join Senator Edward M. Kennedy's U.S. Senate staff as special assistant. Following his resignation in 1989 as chairman of the Democratic National Committee, he returned to Sullivan & Worcester as a partner in general corporate practice at the firm's Boston and Washington offices. Mr. Kirk is a director of Kirk-Sheppard & Co., Inc., of which he also is chairman and treasurer. He is a trustee of the Bradley Real Estate Trust, and a director of Hartford Fire Insurance Company, a subsidiary of ITT, and Rayonier Inc. He is co-chairman of the Commission on Presidential Debates, chairman of the John F. Kennedy Library Foundation Board of Directors, and a trustee of Stonehill College. He is a graduate of Harvard College and Harvard Law School.

  8
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                  EDWARD C. MEYER
                  Principal occupation --
                  Managing Partner of
                  Cilluffo Associates,
                  Investment Group
                  Director since 1986

General Meyer, 65, retired in 1983 as chief of staff of the United States Army. He was executive vice president of a start-up aerospace company from 1983 to 1985 and has since been an international consultant. He is a member of the supervisory board of Compagnie Financiere Alcatel. He is a director of FMC Corporation and its joint venture company in Turkey, Savunma Sanayii A.S.; the Brown Group; and GRC International. General Meyer also serves as a director of ITT Financial Corporation, a subsidiary of ITT. He is a trustee of The Mitre Corporation and the George C. Marshall Foundation. He is president of the Army Emergency Relief Association, a director of the Scientists Institute for Public Information, the Board of Overseers of the Hoover Institution, and the Board of Advisors of the Center for Strategic and International Studies, and a board member of the Smith Richardson Foundation. General Meyer received a BS degree in engineering from the U.S. Military Academy at West Point and an MS degree in international affairs from George Washington University. He was a Federal Executive Fellow at the Brookings Institution. He has received honorary doctorate degrees from Boston University, Susquehanna University, and Norwich University, and a distinguished graduate award from the George Washington University.

                  BENJAMIN F. PAYTON
                  Principal occupation --
                  President of Tuskegee
                  University
                  Director since 1987

Dr. Payton, 61, has been president of Tuskegee University in Alabama since 1981. He served as president of Benedict College and with the Ford Foundation as program officer, education and public policy. Dr. Payton is a director of ITT Sheraton Corporation, a subsidiary of ITT. He is a director of Amsouth Bancorporation, Amsouth Bank, the Liberty Corporation, Praxair Corporation, Sonat Inc., Morrisons, Inc., the Southern Regional Council and the Alabama Shakespeare Festival. He is a member of the Business-Higher Education Forum and of the Visiting Committee of the Board of Overseers of Harvard College. He has been awarded honorary degrees from Eastern Michigan University, Lehigh University, Morris Brown College, Morgan State University, Benedict College, and the University of Maryland. He is a graduate of South Carolina State College and received a Bachelor of Divinity degree from Harvard University, an MA degree from Columbia University, and a PhD from Yale University.

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                  MARGITA E. WHITE
                  Principal occupation --
                  President of the Association
                  for Maximum Service
                  Television, Inc.,
                  Television Trade
                  Association
                  Director since 1980

Mrs. White, 56, joined the Association for Maximum Service Television, Inc. as president in 1987 after serving as an independent consultant and coordinator of the Television Operators Caucus, Inc. She was a member of the Federal Communications Commission between 1976 and 1979. Previously she served in the federal government as director of the White House office of communications, assistant press secretary to President Ford, and assistant director of the U.S. Information Agency. She is a director of ITT Sheraton Corporation, a subsidiary of ITT; The Growth Fund of Washington; and Washington Mutual Investors Fund. Mrs. White received BA and LLD degrees from the University of Redlands and an MA degree from Rutgers University.

  10
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Item No. 2
RATIFICATION OF THE REAPPOINTMENT
OF INDEPENDENT AUDITORS

In accordance with the recommendation of the Audit Committee, the Board of Directors has reappointed Arthur Andersen & Co. as independent auditors of the Corporation for 1994, subject to ratification by the shareholders. If the shareholders do not ratify the reappointment of Arthur Andersen & Co., the selection of other independent auditors will be considered by the Audit Committee and the Board of Directors.

Arthur Andersen & Co. has served as independent auditors of ITT and most of its subsidiaries for many years, and its long-term knowledge of ITT has enabled it to carry out its audits with effectiveness and efficiency. In keeping with the established policy of Arthur Andersen & Co., partners and employees of the firm engaged in auditing ITT are periodically rotated, thus giving ITT the benefit of new expertise and experience. Arthur Andersen & Co. personnel regularly attend meetings of the Audit Committee. Arthur Andersen & Co.'s fees for the 1993 audit of ITT totalled approximately $8.2 million.

Representatives of Arthur Andersen & Co. will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE REAPPOINTMENT OF ARTHUR ANDERSEN & CO. AS INDEPENDENT AUDITORS OF THE CORPORATION.

Item No. 3
APPROVAL OF THE ITT CORPORATION 1994 INCENTIVE STOCK PLAN

Based on the recommendation of the Compensation and Personnel Committee, effective March 8, 1994, the Board of Directors adopted the ITT Corporation 1994 Incentive Stock Plan (the "1994 Plan"), which is set forth as Appendix A hereto. The Board believes the 1994 Plan, which will be administered by the Board's Compensation and Personnel Committee (the "Committee"), will enable the Corporation to attract and retain key employees and to directly link their incentives to the performance of ITT Common Stock. The 1986 Incentive Stock Plan (the "1986 Plan") currently has approximately 200,000 authorized shares remaining. The proposed 1994 Plan, by permitting grants in the form of stock options, stock appreciation rights, performance shares or restricted stock, allows the Committee flexibility in using ITT stock as an incentive to management performance. The effective date of the 1994 Plan is January 1, 1994, subject to the approval of the Corporation's shareholders at the Annual Meeting.

ITT currently has two shareholder-approved plans which were designed to provide long-term incentives for key employees. The first such plan is the ITT Long-Term Performance Plan (the "LTPP"), which was first approved by the shareholders in 1970. It provides for the granting of Performance Units to ITT employees, with ultimate cash payments, if any, based on the Corporation's (or a business segment's) achievement of specified
                                                                              11
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financial performance goals over a multi-year performance period. LTPP awards were last made under the 1992 class covering the period 1992 through 1995 with award values dependent upon the achievement of return on equity goals. The LTPP permits a maximum of 3,000,000 units to be outstanding at any one time and 1,832,317 units were available for grants as of December 31, 1993. The 1986 Plan is the second such long-term incentive plan. This plan permits the granting of stock options, stock appreciation rights, performance shares or restricted stock with respect to a maximum of 6,000,000 shares of Common Stock of the Corporation. The 1986 Plan has a termination date of December 31, 1995.

The proposed 1994 Plan, which is substantially similar to the 1986 Plan, provides for the grant of incentive stock options (qualifying under Section 422 of the Internal Revenue Code of 1986), non-qualified stock options, stock appreciation rights ("Rights"), performance shares and restricted stock, or any combination of the foregoing, as the Committee may determine (collectively, "Awards"). The proposed 1994 Plan will expire on December 31, 2003.

Unlike the 1986 Plan which provided for a fixed aggregate amount of shares for various awards during the term of the plan, the proposed 1994 Plan contains a formula for establishing an annual limit on the number of shares which may be awarded in any given calendar year (the "Annual Limit"). The Annual Limit formula is expressed as a percentage of ITT's total issued Common Stock as of the year end immediately preceding the year of awards ("Plan Year"). Under the Annual Limit formula, the maximum number of shares of stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5 percent (1.5%) of the total of the issued and outstanding shares of Common Stock and Treasury shares as reported in the Annual Report on Form 10-K of the Corporation for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.

Notwithstanding the foregoing, (i) in no event shall more than five million (5,000,000) shares of Stock be cumulatively available for Awards of Incentive Stock Options under the 1994 Plan, and (ii) no more than twenty percent (20%) of the total number of shares available on a cumulative basis shall be available for Restricted Stock and Performance Share Awards. For any Plan Year, no individual employee may receive stock options for more than ten percent (10%) of the Annual Limit applicable to that Plan Year.

Subject to the above limitations, shares of Common Stock to be issued under the 1994 Plan may be made available from the authorized but unissued Common Stock, from shares of Common Stock held in the Treasury, or from shares purchased on the open market. In the event of a stock split or stock dividend, reorganization, recapitalization, or other similar event affecting the price of Common Stock, the number of shares subject to the 1994 Plan, the number of shares then subject to Awards and the price per share payable on exercise of options may be appropriately adjusted by the Committee. Whereas the 1994 Plan does not contain any provision
  12
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prohibiting the cancellation and reissuance of stock options at a lower option price, ITT has a long-standing agreement with the New York Stock Exchange that it will not take any such action without the approval of the ITT shareholders.

For the purpose of computing the total number of shares of stock available for Awards under the 1994 Plan, there shall be counted against the foregoing limitations the number of shares of stock subject to issuance upon exercise or settlement of Awards and the number of shares of Stock which equal the value of Performance Share Awards in each case determined as at the dates on which such Awards are granted. If any Awards under the 1994 Plan are forfeited, terminated, expire unexercised, settled in cash in lieu of Stock or exchanged for other Awards, the shares of stock which were theretofore subject to such Awards shall again be available for Awards under the 1994 Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Corporation of the purchase price of shares being acquired through the exercise of a stock option granted under the 1994 Plan may be available for subsequent Awards, provided, however, that such shares may be awarded only to those participants who are not directors or executive officers (as that term is defined in the rules and regulations under Section 16 of the Securities Exchange Act of 1934).

At December 31, 1993, 117,560,877 shares were issued and outstanding and 27,587,131 shares were held in Treasury for a total of 145,148,008 issued common shares. The Annual Limit applicable to 1994 for Awards under the 1994 Plan is 1.5% thereof or 2,177,220 shares. During 1993, a total of 2,070,900 stock options were awarded to 677 employees. Of these options, 1,763,600 were granted under the 1986 Plan to 316 executives (including 310,000 options which were granted to Messrs. Araskog, Bowman, Comey and Engen), and 307,300 options were granted to 361 executives under the 1994 Plan and such grants are contingent upon shareholder approval of the 1994 Plan. Accordingly, the number of shares available for Awards during 1994 under the 1994 Plan, if approved, would be reduced to 1,869,920. In addition, as a result of the cancellation of stock option's held by executives of the Corporation's former subsidiary, Rayonier Inc., upon completion of its spin-off on February 28, 1994, the 1986 Plan has approximately 200,000 shares available for future grants.

The number and type of awards that may be granted under the 1994 Plan, the number of eligible participants who may be granted such awards and the allocation of such awards among such employees have not as yet been determined. However, the Committee expects that it will award approximately 2 million stock options in 1994 to about the same number of participants who were granted options during 1993. Reference is made to the table showing individual stock option grants to purchase ITT common stock on page 33 for details on options awarded to the named executive officers during 1993.

                                                                              13
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The closing price of a share of ITT Common Stock on the New York Stock Exchange composite transactions on March 21, 1994 was $85.62.

If the 1994 Plan is approved by the shareholders, the Committee, made up entirely of outside directors, none of whose members may receive any Award under the 1994 Plan, will administer the 1994 Plan, including, but not limited to, making determinations with respect to the designation of those employees who shall receive Awards, the number of shares to be covered by options, Rights and restricted stock awards, the exercise price of options (which may not be less than 100% of the fair market value of ITT Common Stock on the date of grant), other option terms and conditions, and the number of performance shares to be granted and the applicable performance objectives. The Committee may impose such additional terms and conditions on an Award as it deems advisable. The Committee's decisions in the administration of the 1994 Plan shall be binding on all persons for all purposes.

The Committee may in its sole discretion delegate such administrative powers as it may deem appropriate to the chief executive officer or other members of senior management, provided that Awards to executive officers shall be made solely by the Committee and subject to compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Awards will be made, in the discretion of the Committee, to employees of the Corporation and any of its subsidiaries (including officers and members of the Board of Directors who are also employees) whose responsibilities and decisions directly affect the performance of the Corporation and its subsidiaries.

Incentive stock options and related Rights under the 1994 Plan must expire within ten years after grant; non-qualified stock options and related Rights will expire not more than ten years and two days after grant. No Right may be exercisable until at least six months after it is granted. The exercise price for options and Rights must at least equal the fair market value of the Common Stock on the date of grant. The exercise price for options must be paid to the Corporation at the time of exercise and, in the discretion of the Committee, may be paid in the form of cash or already-owned shares of Common Stock or a combination thereof. During the lifetime of an employee, an option must be exercised only by the individual but no later than three months after his or her termination of employment (or for longer periods as determined by the Committee if termination is caused by retirement, disability or death, but in no event later than the expiration of the original term of the option). If an optionee voluntarily resigns or is terminated for cause, the options and Rights are cancelled immediately.

Performance shares under the 1994 Plan are contingent rights to receive future payments based on the achievement of individual or company performance objectives as prescribed by the Committee. The amounts paid, which may be subject to a prescribed maximum, will be based on actual performance over a period from two to five years, as determined by the Committee, using such criteria as it deems appropriate including, but not
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limited to, earnings per share and return on equity of the Corporation or the
Awardee's respective business unit. Payments may be made in the form of shares of Common Stock, cash or a combination of Common Stock and cash. The ultimate payments are determined by the number of shares earned and the price of Common Stock at the end of the performance period. In the event an employee terminates employment during such a performance period, the employee will forfeit any right to payment. However, in the case of retirement, permanent total disability, death or cases of special circumstances, the employee may, in the discretion of the Committee, be entitled to an Award prorated for the portion of the performance period during which he was employed by the Corporation. No awards of performance shares were made during 1993.

Restricted shares of Common Stock awarded under the 1994 Plan shall be issued subject to a restriction period set by the Committee during which time the shares may not be sold, transferred, assigned or pledged. In the event an employee terminates employment during a restriction period, all such shares still subject to restrictions will be forfeited by the employee and reacquired by the Corporation. The Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. The restrictions may be waived, in the discretion of the Committee, in the event of the awardee's retirement, permanent total disability, death or in cases of special circumstances. No awards of restricted stock were made during 1993.

The 1994 Plan provides for the automatic protection of intended economic benefits by key employees in the event of a change in control of the Corporation (i.e., upon the occurrence of an Acceleration Event as defined in the 1994
Plan). Such economic benefits would otherwise be jeopardized due to extended vesting requirements, volatility of the stock price and uncertainty as to continuing employment resulting from a change in control. Notwithstanding any other provisions of the 1994 Plan, upon the occurrence of an Acceleration Event,
(a) all options and Rights will generally become immediately exercisable for a period of 60 calendar days; (b) options and Rights will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for just cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties; (c) Rights exercised during the 60-day period will be settled fully in cash based on a formula price generally reflecting the highest price paid for a Common Share during the 60-day period preceding the date such Right is exercised; (d) "Limited Stock Appreciation Rights" shall automatically be granted on all outstanding options not otherwise covered by a Right, which shall generally be immediately exercisable in full and which shall entitle the holders to the same exercise period and formula price referred to in
(a), (b) and (c)
                                                                              15
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above; (e) outstanding performance share awards shall automatically vest, with the valuation of such performance shares based on the formula price and (f) restrictions applicable to awards of restricted stock shall be automatically waived.

The following is a brief summary of the current Federal income tax rules generally applicable to Awards.

NON-QUALIFIED OPTIONS.

An optionee is not subject to Federal income tax upon grant of a non-qualified option. At the time of exercise, the optionee will realize compensation income (subject to withholding) to the extent that the then fair market value of the stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee's holding period). ITT is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes compensation income.

INCENTIVE STOCK OPTIONS ("ISOS").

Options under the 1994 Plan denominated as ISOs are intended to constitute incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. An optionee is not subject to Federal income tax upon either the grant or exercise of an ISO. If the optionee holds the shares acquired upon exercise for at least one year after issuance of the optioned shares and until at least two years after grant of the option, then the difference between the amount realized on a subsequent sale or other disposition of the shares and the option price will constitute long-term capital gain or loss. ITT will not be entitled to a Federal tax deduction with respect to the grant or exercise of the ISO.

If the optionee sells the shares acquired under an ISO before the requisite holding period, he will be deemed to have made a "disqualifying disposition" of the shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise or the amount realized on their disposition over the option price of the shares. Any gain recognized upon a disqualifying disposition in excess of the ordinary income portion will constitute either short-term or long-term capital gain. In the event of a disqualifying disposition, ITT will be entitled to a Federal tax deduction in the amount of the compensation income realized by the optionee.

The option spread on the exercise of an ISO is an adjustment in computing alternative minimum taxable income. No adjustment is required, however, if the optionee made a disqualifying disposition of the shares in the same year as he is taxed on the exercise.

STOCK APPRECIATION RIGHTS ("SARS").

An optionee is not taxed upon the grant of SARs. An optionee exercising SARs for cash will realize compensation income (subject to withholding) in the amount of the cash or the fair market value of the shares received. ITT is entitled to a tax deduction at the same time and to the same extent that the optionee realizes compensation income.

PERFORMANCE SHARES.

An awardee of performance shares will generally realize compensation income (subject to
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withholding) when and to the extent that payment is made, whether in the form of cash or shares of ITT Common Stock. To the extent that payment is made in the form of stock, income shall be measured by the then fair market value of the shares, which shall constitute an addition to the awardee's tax basis in such shares. ITT will be entitled to a Federal tax deduction for the value of payment at the time of payment.

RESTRICTED STOCK.

An awardee of restricted stock will generally realize compensation income (subject to withholding) when and to the extent that the restrictions on the shares lapse, as measured by the value of the shares at the time of lapse. The awardee's holding period for the shares will not commence until the date of lapse, and dividends paid during the restriction period will be treated as compensation. The income realized on lapse of the restrictions will constitute an addition to the awardee's tax basis in the shares.

In lieu of deferred recognition of income, the awardee may formally elect, within 30 days of award, to realize compensation income at the time of award, as measured by the fair market value of the stock on the date of award determined without regard to the restrictions. The income realized will constitute an addition to the tax basis of the shares. In the case of such election, any appreciation (or depreciation) on the shares during the restriction period will give rise to capital gain (or capital loss). In the event that the awardee terminates employment during the restriction period and forfeits his shares, no deduction may be claimed and the taxes paid on award of the shares shall be forfeited.

ITT will be entitled to a Federal tax deduction at the same time and to the same extent that the awardee realizes compensation income.

EXCESS PARACHUTE PAYMENTS.

Options, SARs, performance shares or restricted stock which are granted, accelerated or enhanced upon the occurrence of a takeover (i.e., an Acceleration Event as defined in the 1994 Plan) may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by ITT and subject to a 20% excise tax to the awardee.

If the 1994 Plan is approved by the shareholders, the Board may amend or discontinue it at any time. However, shareholder approval is required for any amendment which may (i) increase the number of shares reserved for awards (except as provided in Section 13 of the 1994 Plan with respect to stock splits or other similar changes), (ii) materially change the group of employees eligible for Awards, (iii) materially increase the benefits accruing to participants under the 1994 Plan, or (iv) permit Awards after December 31, 2003.

The above summary of the proposed 1994 Plan is qualified in its entirety by reference to the full plan text which is set forth as Appendix A hereto.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSED ITT CORPORATION 1994 INCENTIVE STOCK PLAN.

                                                                              17
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Item No. 4
APPROVAL OF THE ITT CORPORATION ANNUAL PERFORMANCE-BASED INCENTIVE PLAN FOR EXECUTIVE OFFICERS

The ITT Board of Directors endorses the recommendation of the Compensation and Personnel Committee that the shareholders approve the ITT Annual Performance-Based Incentive Plan for Executive Officers (the "Performance Plan") to provide an opportunity for ITT's senior executive officers to earn annual cash bonus awards based solely on account of the attainment of preestablished performance goals. The Performance Plan is intended to preserve the Corporation's tax deduction for payments thereunder for fiscal 1994 and thereafter by meeting the requirements for performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended. The material terms of the performance goals and the compensation payable to covered employees are discussed below.

ELIGIBILITY. Participation in the Performance Plan is limited to those executive officers who are among the named executives in ITT's annual proxy statement ("Covered Employees"). Specifically, a covered employee is any individual who, on the last day of the taxable year is (a) the chief executive officer of the Corporation or is acting in such capacity or, (b) is among the four highest compensated officers (other than the chief executive).

GENERAL DESCRIPTION OF THE PERFORMANCE GOALS. Performance goals will be based on two business criteria: ITT Corporation's consolidated earnings per share (calculated on a fully diluted basis) and its return on equity. Specific annual targets for the performance measures will be established in writing by the Compensation and Personnel Committee of the ITT Board of Directors prior to the commencement of the year to which the performance goals relate.

THE FORMULA FOR COMPUTING THE BONUS PAYMENTS. Payments under the Performance Plan, if any, will be based on an objective formula. There are three parts to the formula: (1) the participant's target bonus award for the year; (2) the weighted average performance factor which measures the degree of performance goal attainment for the year; and (3) a leveraged target bonus award adjustment factor based upon the weighted average performance factor achieved for the year.

  18
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1. The annual target bonus awards for participants will be fixed at the beginning of the year based upon the individual's annual rate of salary as of January 1 of the performance year as disclosed in that year's proxy statement. The target bonus award amount for applicable positions will be based on the following percentages:

                                                           TARGET BONUS AWARD AMOUNT
                            POSITION                       AS % OF JANUARY 1 SALARY
        ------------------------------------------------   -------------------------
        Chief Executive Officer                                       100%
        Vice Chairman                                                  80%
        President & Chief Operating Officer                            80%
        Executive Vice President                                       75%
        Senior Vice President                                          55%

2. The weighted average performance factor measurement will be calculated as follows:

                      PERFORMANCE MEASURE                          WEIGHTING
        ------------------------------------------------   -------------------------
        Actual EPS divided by EPS Goal                                 40%
        Actual EPS divided by Prior Year EPS                           40%
        Actual ROE divided by ROE Goal                                 20%
                                                                    -----
        Total Weighted Average Performance Factor:                    100%

3. The amount of each participant's target bonus award payable for a given year will be determined with reference to the following table (subject to interpolation between indices):

TOTAL WEIGHTED AVERAGE     TARGET BONUS AWARD          TOTAL WEIGHTED AVERAGE     TARGET BONUS AWARD
  PERFORMANCE FACTOR       ADJUSTMENT FACTOR             PERFORMANCE FACTOR       ADJUSTMENT FACTOR
- ----------------------     ------------------          ----------------------     ------------------
 Less than 67%                       0%                          110%                     130%
           70%                      10%                          120%                     160%
           80%                      40%                          130%                     190%
           90%                      70%                          133% or more             200%
          100%                     100%

Accordingly, the amount of bonus payable will be the product of the target bonus award multiplied by the target bonus award adjustment factor.

For performance year 1994, the potential bonus awards payable under the Performance Plan for the named officers in this proxy statement are as follows:

                                           WEIGHTED AVERAGE PERFORMANCE FACTOR
                             ---------------------------------------------------------------
                                                                                    @ 133%
         OFFICER             @ 60%      @ 80%         @ 100%         @ 120%        OR MORE
- -------------------------    -----     --------     ----------     ----------     ----------
R. V. Araskog                 -0-      $650,000     $1,625,000     $2,600,000     $3,250,000
R. A. Bowman                  -0-       127,500        318,750        510,000        637,500
D. R. Comey                   -0-       172,500        431,250        690,000        862,500
D. T. Engen                   -0-       172,500        431,250        690,000        862,500

Mr. Howard J. Aibel, Executive Vice President and Chief Legal Officer, will not participate in the Performance Plan for 1994 since he will be retiring on April 1, 1994.

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PLAN ADMINISTRATION. The Performance Plan will be administered by the
Compensation and Personnel Committee of the ITT Board of Directors comprised solely of two or more outside directors (the "Committee"). The Committee is empowered to set preestablished performance targets, measure the results and determine the amounts payable according to the Performance Plan formula. The Committee must certify in writing prior to payment of the bonus awards that the performance goals and any other material terms were in fact satisfied. While the Committee may not increase the amounts payable under the formula, it retains discretionary authority to reduce the amount of compensation that would otherwise be payable to the covered employees if the goals are attained. The Committee may also provide for compensation to be payable upon death, disability or change of ownership or control of the Corporation. The Committee is empowered to modify the terms of the Performance Plan from time to time to ensure that it complies with the requirements of Code section 162(m) and any regulations issued thereunder.

OTHER COMPENSATION. The Board of Directors strongly believes that purely numeric formula incentive plans are inadequate to drive the superior results that the Corporation is seeking. Removing Board discretion from incentive compensation severely limits the Board's ability to carry out its corporate governance responsibility. Good judgment and discretion is the essence of what the shareholders expect from Board members. The Board believes the discretion it has been able to exercise under the existing incentive plan for management employees at all levels has played a critical role in driving the Corporation's superior performance in recent years.

Accordingly, the Board has authorized the Committee to establish a separate discretionary bonus plan to measure the qualitative performance of the covered employees with respect to such issues as strategic planning, development of an orderly management succession plan, providing training programs and performance against specific personal goals. Such discretionary bonus payments, if any, are independent of any amounts payable under the Performance Plan and will be separately determined. It is contemplated that not more than 25% of a covered employee's base salary may be authorized under the discretionary bonus plan for any performance year.

DISCUSSION OF TAX CONSEQUENCES. Tax legislation known as the Omnibus Budget Reconciliation Act of 1993 ("OBRA") was passed by Congress and signed into law by the President in August 1993. Under OBRA, which created a new Code subsection 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation will be limited to no more than $1 million per year for taxable years beginning on or after January 1, 1994. Certain types of compensation are exempted from this deduction limitation, including payments: (a) subject to the attainment of preestablished objective performance goals, (b) administration by outside directors and (c) approval by the shareholders.

  20
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The Board of Directors has been advised by counsel that payments under the
Performance Plan will qualify for exemption from the operation of Section 162(m) and will be fully deductible by the Corporation. Payments made under the separate discretionary bonus plan will not qualify for an exemption and may not be fully deductible by the Corporation.

The Board of Directors does not believe the loss of deductibility of payments under the discretionary bonus plan will have any material effect upon the earnings or financial condition of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ANNUAL PERFORMANCE-BASED INCENTIVE PLAN FOR EXECUTIVE OFFICERS.

Item No. 5
SHAREHOLDER PROPOSAL
Mrs. Evelyn Y. Davis of 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C., the owner of 50 shares of Common Stock, plans to introduce the following resolution at the forthcoming Annual Meeting:

"RESOLVED: That the shareholders recommend that the Board take the necessary step that ITT specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $100,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.

"REASONS: In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized. At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation. Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.

"Last year the owners of 10,086,533 shares, representing approximately 10% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this proposal."

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE
FOLLOWING REASONS:

Currently, the chairman, president and chief executive is the only officer who has an employment contract with the Corporation. All of the details of his compensation and the terms of his contract are set forth in this Proxy Statement. Detailed information about the compensation of the four other highest paid executive officers of the Corporation also is set forth herein. Listing the names, corporate titles and compensation of other ITT executive officers would not provide additional relevant information to shareholders and would be inconsistent with the letter and spirit of the recently revised regulations of the Securities and Exchange Commission, which limit required compensation disclosures to the chief executive officer and the four other highest paid executive officers.

THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS
PROPOSAL.

Item No. 6
SHAREHOLDER PROPOSAL

The Evangelical Lutheran Church in America submits the following proposal, which is co-sponsored by the Missionary Oblates of Mary Immaculate, The Dominican Convent of Our Lady of the Rosary, The Diocese of San Angelo, and Augsburg College.

"ENDORSEMENT OF THE CERES PRINCIPLES FOR PUBLIC ENVIRONMENTAL ACCOUNTABILITY

"WHEREAS WE BELIEVE:

"The responsible implementation of sound environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

"Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry alone. In order to maximize public credibility and usefulness, such standards also need to reflect what investors and other stakeholders want to know about the environmental records of their companies;

"Standardized environmental reports will provide shareholders with useful information which allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive, progressive, and which minimize the risk of environmental liability.

  22
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"AND WHEREAS:

"The Coalition for Environmentally Responsible Economies (CERES) -- which comprises large institutional investors with $150 billion in stockholdings (including shareholders of this Company), public interest representatives, and environmental experts -- consulted with dozens of corporations and produced comprehensive public standards for both environmental performance and reporting. Over 50 companies have endorsed the CERES Principles -- including the Sun Company, a Fortune 500 company -- to demonstrate their commitment to public environmental accountability.

"In endorsing the CERES Principles, a company commits to work toward:

 1. Protection of the biosphere

 2. Sustainable use of natural resources

 3. Waste reduction & disposal

 4. Energy conservation

 5. Risk reduction

 6. Safe products and services

 7. Environmental restoration

 8. Informing the public

 9. Management commitment

10. Audits and reports

The full text of the CERES Principles and the accompanying CERES Report Form are available from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617/451-0927.

"Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaboration with this corporate, environmental, investor and community coalition to develop (a) standards for environmental performance and disclosure; (b) appropriate goals relative to these standards; (c) evaluation methods and tools for measurement of progress toward these goals; and (d) a format for public reporting of this progress.

"We believe this request is consistent with regulation adopted by the European Community for companies' voluntary participation in verified and publicly-reported eco-management and auditing.

"RESOLVED: Shareholders request the Company to endorse the CERES Principles as a commitment to be publicly accountable for its environmental impact.

"SUPPORTING STATEMENT

"We invite the Company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the Principles; and (3) annually completing the CERES Report. Endorsing these Principles complements rather than supplants internal corporate environmental policies and procedures.

"We believe that without this public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards set not only by management but also by other stakeholders. Shareholders are asked to support this resolution to encourage our Company to demonstrate environmental leadership and accountability for its environmental impact."

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors does not believe that adopting the CERES Principles will make a meaningful contribution to the Corporation's efforts to fulfill its obligations to protect the
                                                                              23
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environment. ITT Corporation already has committed to work toward the objectives of protecting the environment which are espoused by this proposal.

The Board of Directors understands that many shareholders may be concerned about the environment and are interested in information about the Corporation's commitment to the environment. The Board, however, is not persuaded that CERES' effort to create a standardized environmental report is useful or even meaningful. Each industry and each company is different, with its own environmental concerns. Therefore it is difficult to reduce relevant environmental disclosure or evaluation to a "standardized" format. The Corporation already is subject to extensive federal, state, local and international laws and regulations concerning the environment. To meet the requirements of these laws and regulations, the Corporation and its subsidiaries must file detailed environmental reports and disclosures with governmental agencies.

The Board also believes that it is not appropriate to pay the annual fees which the CERES organization requires as a condition to endorsing its principles. Such fees would be based upon the Corporation's worldwide gross revenues -- regardless of the value to the Corporation or its shareholders of an endorsement of the principles or the preparation of the CERES Report.

THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS
PROPOSAL.

VOTE REQUIRED TO APPROVE MATTERS
SUBMITTED TO SHAREHOLDERS

Approval of each of the items which are submitted to a vote of the shareholders at the Annual Meeting will require the affirmative vote of the holders of a majority of the Record Shares present in person or represented by proxy, voting together as a single group and without regard to class or series.

Abstentions and broker non-votes will be included in the computation of the number of Record Shares that are present for purposes of determining the presence of a quorum but will not be counted as votes cast for or against items submitted for a vote of shareholders. Accordingly abstentions and broker non-votes will have the same effect as a vote against such items.

SHAREHOLDER PROPOSALS FOR
1995 ANNUAL MEETING

Proposals submitted by shareholders for inclusion in next year's Proxy Statement must be received by ITT no later than the close of business on November 29, 1994. Address your proposals to Gwenn L. Carr, vice president and secretary, ITT Corporation, 1330 Avenue of the Americas, New York, NY 10019-5490. Proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 as well as the requirements set forth in ITT's By-laws. A copy of the By-laws may be obtained from the vice president and secretary of ITT.

- --------------------------------------------------------------------------------

REPORT OF THE ITT COMPENSATION AND PERSONNEL COMMITTEE
- --------------------------------------------------------------------------------

This report sets forth the executive compensation policies of the Compensation and Personnel Committee of the ITT Board of Directors with respect to ITT's executive officers in general and the rationale for the specific decisions affecting the compensation as reported for 1993 of Rand V. Araskog, ITT's chief executive officer. This report also discusses the relationship between the named officers' compensation and the performance of the Corporation. Immediately following this report are performance graphs which compare the cumulative total return of ITT's Common Stock to the cumulative total returns of the S&P 500 Index and the S&P Conglomerate Index (assuming the investment of $100 in (a) ITT Common Stock, (b) the S&P 500 Index, and (c) the S&P Conglomerate Index on December 31 of the first year of the measurement period).

The amounts of all compensation awarded to, earned by, or paid to the chief executive officer and the other four most highly compensated executive officers who were serving as executive officers at the end of the 1993 fiscal year are set forth on the Summary Compensation Table following the performance graphs.

ITT, a diverse, multi-national company with assets in excess of $70 billion, must compete for skilled executives in a highly competitive marketplace. In setting and administering ITT's compensation policies and programs, the Committee considers compensation provided to executives of corporations similar to ITT in terms of assets, sales and revenues, and earnings. The companies against which ITT compares compensation are not limited to the other four companies which make up the S&P Conglomerate Index used in the performance graphs. Rather, ITT compares its compensation practices against a panel of 50 leading companies with sales greater than $10 billion in a cross section of industries. The ITT executive compensation program is designed to attract, reward and retain skilled executives and to provide incentives which vary depending upon the attainment of short-term operating performance objectives and strategic long-term performance goals. The major objective of the long-term incentive program, which has been substantially modified in recent years, is to provide ITT executives with incentives directly linked to the creation of shareholder value. The program overall is intended to be highly leveraged so that when performance goals are attained, executives can earn better than average compensation and, conversely, when such goals are not achieved, compensation will be below competitive levels.

THE COMMITTEE'S ROLE.

The Committee is responsible for the administration of the executive compensation program, and it reviews all proposed new or amended employee benefit plans. The Committee is currently composed of the six non-employee directors named below, none of whom is eligible to participate in any of the plans which make up ITT's executive compensation program. It is the policy of the ITT Board of Directors to rotate the members and the post of chairman of the Committee periodically to assure that new points of view are part of the Committee's deliberations.

- --------------------------------------------------------------------------------

The Committee may select consultants from nationally recognized independent compensation and benefits consulting firms to provide expert advice on any aspect of the ITT executive compensation program. The Committee may request written reports or hold private meetings with such consultants in order to get independent opinions on compensation proposals. The Committee often meets in executive sessions which are not attended by any ITT executives or managers. The Committee regularly reports its activities to the Executive and Policy Committee of the ITT Board, on which all the non-employee directors serve.

PERFORMANCE EVALUATION.

The ITT Executive and Policy Committee met in executive session in February 1994 to review the overall performance of the chief executive, particularly with respect to ITT's long range strategies and the achievement of both financial and non-financial objectives. Paramount consideration was given to the chief executive's role in building value and improving the return on the shareholders' investment.

THE COMPENSATION PROGRAM.

The compensation program for ITT executives presently consists of base salary, annual incentive bonus, long-term incentives and employee benefits. It is the intent of the Committee that incentives based upon long-term performance should be the major component in the pay package for senior executives. Discussed below is each element of the compensation program.

BASE SALARY. Salaries are set and administered to reflect the value of the job in the market-

place and individual contribution and performance. Based on a major survey of competitive practice, ITT executive salaries are approximately 9% above the average going rate of competitor companies. Salaries provide a necessary element of stability in the total pay program and, as such, are not subject to significant variability. Salary increases are based primarily on merit. During 1993, ITT executive salaries were evaluated in relation to a competitive annualized merit increase guideline of 4% for expected levels of individual performance. Actual increases can vary from the guideline depending primarily on individual performance. The normal interval between salary reviews for senior executives is 18 months.

The Committee authorized a salary increase for Mr. Araskog effective January 1, 1994 of $100,000, bringing his current annual salary to $1,625,000. This merit increase, which followed an 18-month interval since his last salary review, was equivalent to 4.3% on an annualized basis and was based on the Committee's evaluation of his performance during the measurement period.

Among the other named officers, Mr. Aibel's annual salary of $710,000 has not changed since July 1, 1992. Mr. Comey's annual salary was increased effective March 1, 1994 to $610,000, an increase of $35,000 after 18 months or 3.9% on an annualized basis. Mr. Engen's annual salary was increased effective September 1, 1993 to $575,000, an increase of $50,000 after 18 months or 6.1% on an annualized basis. Mr. Bowman's annual salary was increased to $425,000 effective February
  26

- --------------------------------------------------------------------------------
1, 1993, an increase of $100,000 in recognition of his promotion to the position of chief financial officer.

ANNUAL INCENTIVE BONUS. Under the ITT Annual Incentive Bonus Plan, the amounts of annual bonus awards are based upon corporate financial performance for the year compared to annual performance goals established by the Committee at the beginning of the year. For 1993, such performance goals were earnings per share compared to budget, earnings per share compared to the prior year and return on equity compared to budget. These measures were weighted 40%, 40% and 20%, respectively. The weighted average performance factor under the formula was calculated at 123.15%. Under a leveraged performance/payout schedule, the performance factor generated a standard bonus adjustment factor of 169.5%. The calculated bonus amounts for 1993 performance are shown in the Summary Compensation Table following this report and reflect the significant improvement in profitability over 1992 results.

The Committee awarded a bonus of $2,584,900 to Mr. Araskog for 1993. This amount, as well as the awards for the other named officers, was determined strictly in accordance with the above described formula and standard bonus adjustment factor.

LONG-TERM PERFORMANCE PLAN AWARDS. The Board of Directors amended the ITT Long-Term Performance Plan in October 1991 to enable the Committee to establish new performance objectives upon which cash payments, if any, would be based. The value of awards initially made in December 1991 (the "1992 Class Awards") is based on the achievement of significant improvements in the Corporation's return on equity, or, in the case of operating company participants, the achievement of operating company targets. The 1992 Class Awards which at December 31, 1993 consisted of 1,167,683 performance units, were awarded to approximately 500 employees, including 58,333 to Mr. Araskog, 13,750 to Mr. Aibel, 25,000 each to Messrs. Comey and Engen and 20,000 to Mr. Bowman. The 1992 Class Awards were intended to cover the performance cycle 1992 through 1995 (a four-year period). A performance unit has a target value of $60 corresponding to the achievement of 100% of the return on equity goals. The final value of a unit may be more or less than the target value to the extent that actual returns overachieve or underachieve such goals. A performance unit will not have any value unless at least 90% of the return on equity goals is achieved. The maximum value of a performance unit is $120 payable if the actual results are 130% or more of the goals. The payment, if any, for the 1992 Class Awards will be made wholly in cash during the first quarter of 1996.

The adoption of new accounting standards and significant restructuring actions during 1992 resulted in a reduction in shareholders' equity and negative rates of return on equity for 1992 for ITT and for several of its operating companies. The Plan provides that the Committee may make adjustments as it deems appropriate in performance objectives in the event of material changes in accounting practices or for other circumstances specified by the Committee in order to limit or avoid distortion in the operation of the Plan. After due consideration, the Committee has increased the return on equity goals in light

- --------------------------------------------------------------------------------
of the reduction in shareholders' equity and has redefined the performance measurement period from four years (1992 through 1995) to three years (1993 through 1995). The ITT return on equity goal for the final year of the period was increased from 15.5% to 16.4%. The circumstances considered by the Committee included the restructuring charges taken in connection with a subsidiary's reinsurance operations and another subsidiary's unsecured small loan portfolio, and the gain realized on the sale of ITT's equity interest in Alcatel N.V.

The Committee believes that these changes are appropriate in order to continue to provide challenging performance standards while preserving financial incentive for management to achieve the goals.

STOCK OPTION AWARDS. Stock option awards provide long-term incentives which are directly related to the performance of ITT Common Stock. Options generally have 10-year terms and closely align the executive's interests with those of other shareholders. On October 14, 1993, 300,000 stock options were granted to Messrs. Araskog, Bowman, Comey and Engen under the 1986 Plan at the exercise price of $92 per share (the closing price of an ITT share on the New York Stock Exchange on the October 14, 1993 grant date). Such options would become exercisable as to two-thirds of the shares on the date that the closing prices of ITT Common Stock have remained at or above $115 per share for ten consecutive trading days and that such options will become fully exercisable upon the earlier of (i) October 14, 2002 or (ii) on the date that the closing prices of ITT Common Stock have remained at or above $128.80 per share for ten consecutive trading days. The Committee believes that by establishing threshold price requirements for the exercisability of stock options, senior management will be motivated to maximize the creation of shareholder value. Further details on the option grants for Messrs. Araskog, Bowman, Comey and Engen during 1993 are included in the table of Option Grants in Last Fiscal year on page 33 herein. Mr. Aibel was not granted any stock options during 1993 because he will retire as of April 1, 1994.

The Committee awarded Mr. Araskog 150,000 stock options during 1993. This award (and the option awards for the other named officers) was above the 90th percentile of competitive practice based on a Towers Perrin survey of long-term incentives among large public companies which measures grant size in terms of the aggregate exercise price of the options (number of shares multiplied by the option exercise price) expressed as a multiple of base salary. The Committee elected to make the awards at this level of competitive practice in light of ITT's stock price performance since the last option grant in December 1991 and to provide significant incentive for management to continue its strategy for building shareholder value.

EMPLOYEE BENEFITS. Executives also participate in ITT's broad-based employee benefits program which includes a pension program, an investment and savings plan, group medical and dental coverage, group life insurance and other benefit plans. Further details on the ITT pension plan are provided on pages 37 and 38.

DISCUSSION OF THE COMMITTEE'S POLICY REGARDING QUALIFYING COMPENSATION FOR
  28

- --------------------------------------------------------------------------------
DEDUCTIBILITY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE.

Tax legislation known as the Omnibus Budget Reconciliation Act of 1993 ("OBRA") was passed by Congress and signed into law by the President in August 1993. Under OBRA, which created a new Code subsection 162(m), the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation will be limited to no more than $1 million per year for taxable years beginning on or after January 1, 1994. Certain types of compensation are exempted from this deduction limitation, including payments subject to: a) the attainment of an objective performance goal or goals; b) an outside director requirement; and c) a shareholder approval requirement. Proposed regulations were issued by the IRS in December 1993 which provided broad guidance to companies, but which were not intended to be comprehensive.

It is the policy of the Committee to establish a competitive executive compensation program and to design and administer incentive plans which relate rewards directly to the overall performance of the Corporation and the individual executive's specific contribution. Given the diversity of ITT and the special demands caused by a complex multi-national business environment, the Committee needs flexibility to determine the appropriate compensation package for its senior executives. However, to qualify pay for exemption from section 162(m) as "performance-based compensation," the requirements of OBRA and the proposed regulations generally preclude the use of discretion in determining specific amounts of compensation. Accordingly, base salaries are subject to the $1 million limit on deductible compensation as are annual bonus amounts where discretion is used to increase an executive's payment above an amount determined strictly by an objective formula.

In light of the new tax law, it is the policy of the Committee to modify where practicable the executive incentive plans so as to maximize the tax deductibility of compensation paid to its top executive officers. Accordingly, the proposed ITT 1994 Incentive Stock Plan, which is submitted for shareholder approval, includes a fixed limit on the number of options which may be granted to any individual in any given year. Upon approval by the shareholders, any future gains realized upon the exercise of stock options granted under such Plan will qualify as "performance-based compensation" and will be fully deductible by the Corporation. Also, ITT is submitting for shareholder approval a new bonus plan (the "Performance Plan") applicable to the five highest paid executive officers which is intended to meet the strict non-discretionary requirements of OBRA.

Notwithstanding the above, the Committee believes that the overall performance of its most senior executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in the best interest of the Corporation and its shareholders. While attaining preestablished goals is fundamental to earning incentive payments, neither the Committee nor management can anticipate unusual events which may have a material effect on the achievement of the desired results, but

- --------------------------------------------------------------------------------
which may be entirely beyond the control of management (e.g., natural disasters, wars, currency fluctuations, etc.). Under these circumstances, the Committee's use of discretion in determining appropriate amounts of compensation may be essential. In those limited situations where discretion is used by the Committee, compensation may not be fully deductible on the Corporation's tax return. However, the Committee does not believe that such loss of deductibility will have any material impact on the financial condition of the Corporation.

This report is furnished by the members of the ITT Compensation and Personnel
Committee:

BETTE B. ANDERSON

NOLAN D. ARCHIBALD

PAUL G. KIRK, JR.

EDWARD C. MEYER

MARGITA E. WHITE

ROBERT A. BURNETT, Chairman of the Committee.

- --------------------------------------------------------------------------------

                      COMPARISON OF ONE YEAR TOTAL RETURN
          AMONG ITT CORPORATION, S&P 500, AND S&P CONGLOMERATES INDEX

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1992

                                  [CHART]

- ---------------------------------------------------------------------------------------
                              DEC-92      MAR-93      JUN-93      SEP-93      DEC-93
- ---------------------------------------------------------------------------------------
ITT Corp.                      $100        $111        $120        $132        $130
- ---------------------------------------------------------------------------------------
S&P 500Registered              $100        $104        $105        $108        $110
- ---------------------------------------------------------------------------------------
S&PRegistered Conglomerates
Index                          $100        $112        $125        $132        $133
- ---------------------------------------------------------------------------------------

                      COMPARISON OF FIVE YEAR TOTAL RETURN
          AMONG ITT CORPORATION, S&P 500, AND S&P CONGLOMERATES INDEX

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1988

                                  [CHART]

- ---------------------------------------------------------------------------------------
                             DEC-88    DEC-89    DEC-90    DEC-91    DEC-92    DEC-93
- ---------------------------------------------------------------------------------------
ITT Corp.                     $100      $120      $101      $125      $161      $208
- ---------------------------------------------------------------------------------------
S&P 500Registered             $100      $132      $128      $166      $179      $197
- ---------------------------------------------------------------------------------------
S&PRegistered Conglomerates
Index                         $100      $125      $104      $113      $140      $185
- ---------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                                                  LONG-TERM
                                     ANNUAL COMPENSATION                         COMPENSATION
                         --------------------------------------------     --------------------------
                                                                                            PAYOUTS
                                                               OTHER                       ---------       ALL
                                                              ANNUAL       SECURITIES      LONG-TERM      OTHER
                                                              COMPEN-      UNDERLYING      INCENTIVE     COMPEN-
   NAME AND PRINCIPAL              SALARY         BONUS       SATION(1)    OPTIONS(2)        PLAN        SATION(3)
        POSITION         YEAR        ($)           ($)          ($)           (#)             ($)          ($)
- ------------------------ ----     ---------     ---------     -------     ------------     ---------     -------
Rand V. Araskog          1993     1,525,000     2,584,900     185,793         150,000           -0-      54,346
Chairman,                1992     1,462,500           -0-     210,459             -0-           -0-      51,188
President and            1991     1,400,000     1,400,000     200,501         170,000      1,080,000     49,000
Chief Executive
Howard J. Aibel(4)       1993       710,000       589,700     71,574              -0-           -0-      26,378
Executive                1992       692,500           -0-     22,209              -0-           -0-      24,237
Vice President and       1991       675,000       315,000     17,657           30,900       270,000      23,625
Chief Legal Officer
Robert A. Bowman         1993       416,667       540,300     368,537          60,000           -0-      11,388
Executive                1992       289,166           -0-        587            5,000           -0-       6,544
Vice President and
Chief Financial Officer
Dale R. Comey            1993       575,000       731,000     18,890           50,000           -0-      21,096
Executive                1992       541,667           -0-     11,445              -0-           -0-      18,958
Vice President           1991       514,167       300,000     11,990           56,300       189,000      17,996
D. Travis Engen          1993       541,667       731,000     13,043           50,000           -0-      19,930
Executive                1992       504,167           -0-      9,645              -0-           -0-      17,646
Vice President           1991       380,000       300,000      2,994           56,300       162,000      13,300

- --------------------------------------------------------------------------------

(1) All amounts shown in this column are tax reimbursement allowances, which are intended to offset the inclusion in taxable income of the value of certain benefits, except that: (a) the amounts shown for Mr. Araskog also include $99,929, $132,052 and $121,043 in 1993, 1992, and 1991, respectively, for personal benefits including tax and financial counseling and transportation services, (b) the amount shown for Mr. Aibel in 1993 also includes $31,883 in personal benefits including tax and financial counseling and transportation services, (c) the amount shown for Mr. Bowman in 1993 also includes $205,373 in relocation allowance.

(2) The named executives do not hold any stock appreciation rights in connection with the options shown.

(3) All amounts shown in this column are company contributions under the ITT Investment and Savings Plan and the ITT Excess Savings Plan, which are defined contribution plans. The Corporation makes a matching contribution in an amount equal to 50% of an employee's contribution, such matching contribution not to exceed three percent (3%) of such employee's salary. Under these plans, the Corporation also makes a non-matching contribution equal to one-half of one percent ( 1/2 of 1%) of an employee's salary.

(4) The Corporation has entered into a consulting arrangement with Mr. Aibel effective upon his retirement on April 1, 1994. The one year arrangement provides that Mr. Aibel will be paid a minimum of $100,000 and will be reimbursed for his reasonable travel and other expenses. Any other future services provided by Mr. Aibel would be on terms and conditions that he and the Corporation would find mutually acceptable.

- --------------------------------------------------------------------------------
                       OPTION GRANTS IN LAST FISCAL YEAR
- --------------------------------------------------------------------------------

                                                                                                 POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                                    VALUE
                              ------------------------------------------------------------     AT ASSUMED ANNUAL RATES
                               NUMBER OF                                                            OF STOCK PRICE
                              SECURITIES                                                             APPRECIATION
                              UNDERLYING        % OF TOTAL                                        FOR OPTION TERM(4)
                                OPTIONS       OPTIONS GRANTED     EXERCISE                     ------------------------
                              GRANTED(1)       TO EMPLOYEES       PRICE (3)     EXPIRATION        5%            10%
           NAME                   (#)           IN 1993 (2)        ($/SHR)         DATE           ($)           ($)
- --------------------------    -----------     ---------------     ---------     ----------     ---------     ----------
Rand V. Araskog                 150,000              7.2             92.00      10/16/2003     8,679,000     21,993,000
Robert A. Bowman                 50,000              2.4             92.00      10/16/2003     2,893,000      7,331,000
                                 10,000              0.5             72.63      02/03/2003       456,800      1,157,500
Dale R. Comey                    50,000              2.4             92.00      10/16/2003     2,893,000      7,331,000
D. Travis Engen                  50,000              2.4             92.00      10/16/2003     2,893,000      7,331,000

- --------------------------------------------------------------------------------

(1) The numbers in this column represent the options to purchase ITT Common
    Stock.

(2) Percentages indicated are based on a total of 2,070,900 options granted to 677 employees during 1993. This figure includes 307,300 options granted to 361 employees which are contingent upon the shareholders' approval of the 1994 Incentive Stock Plan.

(3) The exercise price per share is 100% of the fair market value of a share of ITT Common Stock on the date of grant. The exercise price may be paid in cash or in shares of ITT Common Stock valued at their fair market value on the date of exercise.

    Options granted on October 14, 1993 at the exercise price of $92 per share are not exercisable until the trading price of ITT Common Stock equals or exceeds $115 per share for 10 consecutive trading days at which time two-thirds of the options will be exercisable; when the trading price equals or exceeds $128.80 per share for 10 consecutive trading days, the options will be fully exercisable. Notwithstanding the above, the options will be fully exercisable on October 14, 2002.

    Mr. Bowman's stock options for 10,000 shares at the exercise price of $72.63 per share were granted on February 1, 1993 and will be exercisable as to one-third on the first anniversary date of grant; two-thirds on the second anniversary date of the grant and in full on the third anniversary of the grant date. This grant was made in recognition of his election as chief financial officer.

    The number and exercise prices of all options outstanding at the time of the spin-off to shareholders of Rayonier, Inc., a former subsidiary of the Corporation, will be adjusted for decreases in the economic value of the options as a result of the distribution to shareholders. This adjustment will increase the number of options by 9.3% and decrease the exercise prices of the options outstanding by approximately 8.5%. The exercise thresholds will be adjusted proportionately.

(4) At the end of the term of the options granted October 14, 1993, the projected price per share of ITT Common Stock would be $149.86 and $238.62 at an assumed annual appreciation rate of 5% and 10%, respectively. The projected price per share of ITT Common Stock for Mr. Bowman's February 1, 1993 grant will be $118.31 and $188.38 at an assumed appreciation rate of 5% and 10%, respectively. Gains to all Common shareholders at those assumed annual appreciation rates would exceed $6.8 billion and $17.4 billion, respectively, over the term of the options.

- --------------------------------------------------------------------------------

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
- --------------------------------------------------------------------------------

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED,
                               SHARES                               OPTIONS AT             IN-THE-MONEY OPTIONS HELD
                             ACQUIRED ON        VALUE           FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($)
           NAME             EXERCISE (#)    REALIZED ($)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
- --------------------------  -------------   -------------   ---------------------------   ---------------------------
Rand V. Araskog                 170,000        5,827,820                -0-/                          -0-/
                                                                       150,000                        -0-
Howard J. Aibel                  16,666          483,231                39,234/                     1,598,920/
                                                                        -0-                           -0-
Robert A. Bowman                  -0-             -0-                   23,332/                       859,295/
                                                                        66,668                        378,705
Dale R. Comey                    10,000          395,250               163,300/                     6,508,875/
                                                                        50,000                        -0-
D. Travis Engen                   -0-             -0-                  129,800/                     5,241,865/
                                                                        50,000                        -0-

- --------------------------------------------------------------------------------

(1) Based on the New York Stock Exchange consolidated trading closing price of ITT Common Stock on that date of $91.25.

- --------------------------------------------------------------------------------

SEVERANCE PAY PLAN

The Compensation and Personnel Committee of the ITT Board of Directors has adopted a policy that it will not authorize the execution of any executive employment contracts which would provide for severance payments constituting "parachute payments" as defined in the Internal Revenue Code, unless the shareholders of the Corporation are afforded the opportunity to approve such contracts.

A severance pay plan applies to ITT senior executives who are U.S. citizens or who are employed in the U.S., including all executive officers of ITT other than Mr. Araskog. Under the plan, if a participant's employment is terminated by ITT, other than for cause or as a result of other occurrences specified in the plan, the participant is entitled to severance pay in an amount up to 24 months of base salary depending upon his or her length of service. In no event shall such severance pay exceed the amount of base salary for the number of months remaining between the termination of employment and the participant's normal retirement date or two times the participant's total annual compensation during the year immediately preceding such termination. The plan includes offset provisions for other compensation from ITT and requirements on the part of executives with respect to non-competition and compliance with the ITT Code of Corporate Conduct. Under the plan, severance payments would ordinarily be made monthly over the scheduled term of such payments; however, ITT has the option to make such payments in the form of a single lump sum payment discounted to present value.

The annual salaries of Messrs. Aibel, Bowman, Comey and Engen as of March 1, 1994 were $710,000, $425,000, $610,000 and $575,000, respectively.

EMPLOYMENT CONTRACT

ITT has an employment contract with Mr. Araskog which provides for: (i) in addition to salary, participation in ITT's benefit plans, and contractual disability and death benefits, his employment as chairman and chief executive of ITT until October 31, 1996 (when he will have reached age 65); (ii) his service as consultant to his successor as chief executive of ITT from November 1, 1996 through October 31, 2001 for a fee of not less than $400,000 per year; (iii) his nomination as a director of ITT at each annual meeting of ITT shareholders commencing with the annual meeting for 1997 to and including the annual meeting to be held in 2003 and, upon election, payment to him of the usual director's fees for service in such capacity; (iv) the provision of office space and certain staff and transportation assistance in connection with his service as a director and consultant subsequent to October 31, 1996; (v) certain payments in the event that (A) at any time prior to October 31, 1996, Mr. Araskog is not re-elected as chairman and chief executive, which payments would be made (I) in monthly installments over the term of the contract remaining through October 31, 1996 in amounts equal per annum to the salary received by Mr. Araskog for the calendar year immediately preceding such event plus a percentage of the average bonus received by Mr. Araskog with respect to the three calendar years immediately preceding such event, and (II) in the form of a discounted lump sum
                                                                              35
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
- --------------------------------------------------------------------------------
payment on or about October 31, 1996 equal to the then present value of the consulting fee and the director's fees referred to above, or (B) after completion of services through October 31, 1996 in accordance with the terms of the contract, Mr. Araskog at any time prior to October 31, 2003 is not nominated as a director of ITT, which payment would be in the form of a discounted lump sum payment equal to the then present value of the balance remaining of the consulting fee and the director's fees referred to above; and (vi) covenants by Mr. Araskog against competition with any business actively conducted by ITT or any of its subsidiaries and for compliance with the ITT Code of Corporate
Conduct. Mr. Araskog's annual salary as of March 1, 1994 was $1,625,000.

CHANGE-IN-CONTROL ARRANGEMENTS

Acceleration of the exercisability, payment or vesting of awards or benefits is provided for under the ITT Stock Option Incentive Plan (1977), the ITT 1986 Incentive Stock Plan, the ITT Long-Term Performance Plan the proposed 1994 Incentive Stock Plan and the retirement excess benefit plan upon the occurrence of a change in corporate control, which is generally defined in such plans as the occurrence of any of the following events: (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act), other than ITT or a subsidiary of ITT or any employee benefit plan sponsored by ITT or a subsidiary of ITT, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Common Stock of ITT; (ii) any person (within the meaning of
Section 13(d) of the Act), other than ITT or a subsidiary of ITT or any employee benefit plan sponsored by ITT or a subsidiary of ITT, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Common Stock of ITT (or securities convertible into such Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act) directly or indirectly of fifteen percent or more of the outstanding Common Stock of ITT (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Common Stock); (iii) the stockholders of ITT shall approve (A) any consolidation or merger of ITT in which ITT is not the continuing or surviving corporation or pursuant to which shares of Common Stock of ITT would be converted into cash, securities or other property, other than a merger of ITT in which holders of Common Stock of ITT immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT; or (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT within a 12-month period unless the election or nomination for election by ITT's shareholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in
  36
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office who were directors at the beginning of such 12-month period.

PENSION PLAN

Pensions for regularly employed salaried personnel are provided through a defined benefit pension plan. The annual pension amounts to 2% of a member's average final compensation for each of the first 25 years of benefit service plus 1 1/2% of a member's average final compensation for each of the next 15 years of benefit service, reduced by 1 1/4% of the member's primary Social Security benefit for each year of benefit service to a maximum of 40 years; provided that no more than one-half of the member's primary Social Security benefit is used for such reduction. A member's average final compensation (including salary plus approved bonus payments) is defined under the plan as the total of (i) a member's average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average plus (ii) a member's average annual compensation not including base salary for the five calendar years of the member's last 120 consecutive calendar months of eligibility service affording the highest such average. The plan also provides for undiscounted early retirement pensions for members who retire at or after age 60 following completion of 15 years of eligibility service.

                                                                              37
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Annual amounts of normal retirement pension commencing at age 65 based upon average final compensation and benefit service, but before Social Security reductions, are illustrated in the following table.

                               PENSION PLAN TABLE
- --------------------------------------------------------------------------------

                                                        YEARS OF SERVICE
   AVERAGE FINAL        ---------------------------------------------------------------------------------
    COMPENSATION             20               25               30               35               40
- --------------------    -------------    -------------    -------------    -------------    -------------
$            50,000     $      20,000    $      25,000    $      28,750    $      32,500    $      36,250
            100,000            40,000           50,000           57,500           65,000           72,500
            300,000           120,000          150,000          172,500          195,000          217,500
            500,000           200,000          250,000          287,500          325,000          362,500
            750,000           300,000          375,000          431,250          487,500          543,750
          1,000,000           400,000          500,000          575,000          650,000          725,000
          1,500,000           600,000          750,000          862,500          975,000        1,087,500
          2,000,000           800,000        1,000,000        1,150,000        1,300,000        1,450,000
          2,500,000         1,000,000        1,250,000        1,437,500        1,625,000        1,812,500
          3,000,000         1,200,000        1,500,000        1,725,000        1,950,000        2,175,000
          3,500,000         1,400,000        1,750,000        2,012,500        2,275,000        2,537,500
          4,000,000         1,600,000        2,000,000        2,300,000        2,600,000        2,900,000
          5,000,000         2,000,000        2,500,000        2,875,000        3,250,000        3,625,000

- --------------------------------------------------------------------------------

The amounts shown under "Salary" and "Bonus" opposite the names of the individuals in the Summary Compensation Table comprise their compensation which is used for purposes of determining "average final compensation" under the plan. Their respective covered years of benefit service under the plan, through December 31, 1993, are as follows: Mr. Araskog, 27.09 years;
Mr. Aibel, 29.47 years; Mr. Bowman, 1.33 years; Mr. Comey, 3.58 years; and Mr. Engen, 8.73 years. In addition to the service indicated above under the ITT pension plan, Mr. Comey also participated in the pension plan of Hartford Fire Insurance Company for 24.58 years and Mr. Bowman participated in the pension plan of ITT Sheraton Corporation for 1.40 years. Upon retirement, Mr. Comey and Mr. Bowman will be entitled to combined benefits from such plans which will be approximately equal to the benefit they would have earned had all of their service been under the ITT plan.

Applicable federal legislation limits the annual benefits which may be paid and the compensation which may be recognized under a tax-qualified retirement plan. As permitted by such legislation, the portion of any benefit which is in excess of the limit payable from a tax-qualified retirement plan is payable out of general funds of ITT. Officers of ITT at the level of vice president or higher may indicate a preference, subject to certain conditions, to receive any "excess" benefit in the form of a single discounted lump sum payment. Any "excess" benefit accrued to any such officer will be immediately payable in the form of a single discounted lump sum payment upon the occurrence of a change in corporate control (as defined in the excess benefit plan).

  38
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The following table shows as of January 31, 1994 the beneficial ownership of persons known to the Corporation to be the beneficial owners of more than five percent of any class of ITT's voting securities.

NAME AND                                                        AMOUNT AND
ADDRESS OF                                                       NATURE OF
BENEFICIAL                                                      BENEFICIAL          PERCENT OF
OWNER                               TITLE OF CLASS               OWNERSHIP               CLASS
- ----------------------------------------------------------------------------------------------
Bankers Trust Company                                            8,983,789         100% (7% of
280 Park Avenue                                                 shares, as        ITT's voting
New York, NY 10017                  ESOP Preferred Stock           Trustee         securities)
- ----------------------------------------------------------------------------------------------

The following table shows as of January 31, 1994 the beneficial ownership of each class of ITT equity securities by each director and nominee, by each of the executive officers named in the Summary Compensation Table, and by the directors and executive officers as a group.

                                                                AMOUNT AND
NAME OF                                                          NATURE OF
BENEFICIAL                                                      BENEFICIAL          PERCENT OF
OWNER                               TITLE OF CLASS           OWNERSHIP (1)            CLASS(2)
- ----------------------------------------------------------------------------------------------
Bette B. Anderson                   Common                           2,000
Rand V. Araskog                     Common                         422,841
                                    ESOP Preferred                     400
Nolan D. Archibald                  Common                           1,000
Robert A. Burnett                   Common                           1,133
Michel David-Weill                  Common                           1,000
S. Parker Gilbert                   Common                           5,000
Paul G. Kirk, Jr.                   Common                           1,010
Edward C. Meyer                     Common                           1,500
Benjamin F. Payton                  Common                             476
Margita E. White                    Common                           2,000
Howard J. Aibel                     Common                          96,617
                                    ESOP Preferred                     486
Robert A. Bowman                    Common                          26,895
                                    ESOP Preferred                     175
Dale R. Comey                       Common                         180,193
                                    ESOP Preferred                     367
D. Travis Engen                     Common                         139,916
                                    ESOP Preferred                     372
All directors and executive         Common                       1,082,449
officers as a group (25)            ESOP Preferred                   4,750
- ----------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

NOTES:
(1) All shares are owned directly except as hereinafter otherwise indicated. Pursuant to regulations of the Securities and Exchange Commission, shares (i) receivable by directors and executive officers upon exercise of employee stock options exercisable within 60 days after December 31, 1993, (ii) allocated to the accounts of certain directors and executive officers under ITT's Investment and Savings Plan at January 31, 1994, and (iii) acquired by directors and executive officers under ITT's Dividend Reinvestment and Common Stock Purchase Plan through January 31, 1994, are deemed to be beneficially owned by such directors and executive officers at said date. Of the number of shares shown above, (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Aibel, 39,234 common shares; Mr. Bowman, 26,665 common shares; Mr. Comey, 163,300 common shares; and Mr. Engen, 129,800 common shares; and all present directors and executive officers as a group, 503,555 common shares; (ii) the following amounts were allocated under the ITT Investment and Savings Plan to the accounts of: Mr. Araskog, 17,033 common shares and 400 ESOP preferred shares; Mr. Aibel, 10,076 common shares and 486 ESOP preferred shares; Mr. Bowman, 230 common shares and 175 ESOP preferred shares; Mr. Comey, 2,627 common shares and 367 ESOP preferred shares; and Mr. Engen, 456 common shares and 372 ESOP preferred shares; and all present directors and executive officers as a group, 37,485 common shares and 4,750 ESOP preferred shares; and (iii) the following amounts were acquired under ITT's Dividend Reinvestment and Common Stock Purchase Plan for the accounts of: Mr. Burnett, 133 common shares; Dr. Payton, 76 common shares; and all present directors and executive officers as a group, 1,904 common shares.

(2) Share ownership does not exceed one percent of the class so owned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lazard Freres & Co., of which Mr. David-Weill is Senior Partner, performed various investment banking services for ITT and its subsidiaries in 1993. It is anticipated that such firm will perform similar services for ITT and its subsidiaries during 1994. In 1988, the ITT Master Retirement Trust, Hartford Accident and Indemnity Company and Hartford Life Insurance Company (the "ITT Investment Vehicles") committed to invest an aggregate of $35 million in, and became limited partners of, Corporate Partners, L.P., a fund organized by Lazard Freres & Co. With certain exceptions, such commitment expires in 1994. Under the terms of the limited partnership agreement, the ITT Investment Vehicles have agreed to pay Corporate Advisors, L.P., the general partner of Corporate Partners, L.P., certain amounts in connection with their investment. During 1993, the ITT Investment Vehicles paid Corporate Advisors, L.P. fees aggregating $208,898.

A By-law of ITT provides for mandatory indemnification of ITT directors and officers (including payment of legal fees) to the fullest extent permitted by applicable law. The By-law also provides that ITT may maintain insurance to indemnify its directors and officers against liabilities whether or not ITT
  40

- --------------------------------------------------------------------------------
would be permitted to indemnify them. This type of insurance, as well as policies under which ITT may be reimbursed for amounts paid in indemnification of its directors and officers, are in force. The annual premiums thereon, which aggregate $1,527,900 are paid by ITT. As authorized by such By-law, ITT has entered into indemnification agreements with its directors pursuant to which ITT agrees to indemnify them against all expenses, liabilities or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-laws of ITT as in effect on the date of such agreement; and (iii) in the event ITT does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as in effect on the date of such agreement (ITT's obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the indemnification By-law which is subject to change.

GENERAL

In addition to the matters described above, there will be an address by the chairman, president and chief executive at the Annual Meeting of Shareholders and a general discussion period during which shareholders will have an opportunity to ask questions about the business and operations of ITT.

As of the date of this proxy statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the meeting other than that described above or shareholder proposals that have been omitted from this proxy statement pursuant to the proxy regulations of the Securities and Exchange Commission. As to such omitted proposals and other business, if any, that may properly come before the meeting, the proxies will vote in accordance with their judgment.

Present and former officers, directors and other employees of ITT may solicit proxies by telephone, telegram or mail, or by meetings with shareholders or their representatives. ITT will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. All expenses of solicitation of proxies will be borne by ITT.

By Order of the Board of Directors.

Gwenn L. Carr
Vice President and Secretary

Dated: March 28, 1994

SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE SELF-ADDRESSED ENVELOPE (WHICH IS POSTAGE-PAID FOR SHAREHOLDERS IN THE UNITED STATES, CANADA, AND UNITED KINGDOM) WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A SHARE-
HOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

                                                                              41
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APPENDIX A

1994 ITT CORPORATION INCENTIVE
STOCK PLAN

The following is the text of the 1994 ITT Corporation Incentive Stock Plan:

1. PURPOSE

The purpose of the 1994 ITT Corporation Incentive Stock Plan is to motivate and reward superior performance on the part of employees of ITT and its subsidiaries and to thereby attract and retain employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such employees in order to increase their proprietary interest in ITT and, as a result, their interest in the success of the Company. Awards will be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries. Such incentive awards may consist of stock options, stock appreciation rights payable in stock or cash, performance shares, restricted stock or any combination of the foregoing, as the Committee may determine.

2. DEFINITIONS

When used herein, the following terms shall have the following meanings:

"Acceleration Event" means the occurrence of an event defined in Section 9 of the Plan.

"Act" means the Securities Exchange Act of 1934.

"Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares or Restricted Stock, or any combination of the foregoing.

"Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.

"Beneficiary" means the beneficiary or beneficiaries designated pursuant to
Section 10 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

"Committee" means the Compensation and Personnel Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

"Company" means ITT Corporation and its successors and assigns.

"Fair Market Value", unless otherwise indicated in the provisions of this Plan, means, as of any date, the composite closing price for one share of Stock on the New York Stock Exchange or, if no sales of Stock have taken place on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

"Incentive Stock Option" means a stock option qualified under Section 422 of the Code.

"Key Employee" means an employee (including any officer or director who is also an
  42

- --------------------------------------------------------------------------------
employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries.

"Limited Stock Appreciation Right" means a stock appreciation right which shall become exercisable automatically upon the occurrence of an Acceleration Event as described in Section 9 of the Plan.

"Option" means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a non-qualified stock option.

"Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, "Participating Company" means the Company or any corporation which at the time such Option is granted qualifies as a "subsidiary" of the Company under Section 425(f) of the Code.

"Performance Share" means a performance share awarded under Section 6 of the Plan.

"Plan" means the 1994 ITT Corporation Incentive Stock Plan, as the same may be amended, administered or interpreted from time to time.

"Plan Year" means the calendar year.

"Retirement" means eligibility to receive immediate retirement benefits under a Participating Company pension plan.

"Restricted Stock" means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

"Right" means a stock appreciation right awarded in connection with an Option under Section 5 of the Plan.

"Stock" means the common stock ($1 par value) of the Company.

"Total Disability" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3. SHARES SUBJECT TO THE PLAN

The aggregate number of shares of Stock which may be awarded under the Plan in any Plan Year shall be subject to an annual limit. The maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5 percent (1.5%) of the total of the issued and outstanding shares of Stock and Treasury Stock as reported in the Annual Report on Form 10-K of the Company for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the annual limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.

In addition to the foregoing, in no event shall more than five million (5,000,000) shares of Stock be cumulatively available for Awards of incentive stock options under the Plan, and provided further, that no more than twenty percent (20%) of the total number of shares on a cumulative basis shall be available for restricted stock and performance shares

- --------------------------------------------------------------------------------
Awards. For any Plan Year, no individual employee may receive an Award of stock options for more than ten percent (10%) of the annual limit on available shares applicable to that Plan Year.

Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or shares held by the Company in treasury or from shares purchased in the open market. For the purpose of computing the total number of shares of Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Stock which equal the value of performance share Awards, in each case determined as at the dates on which such Awards are granted. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock or are exchanged for other Awards, the shares of Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan may be available for subsequent Awards, provided however, that such shares may be awarded only to those participants who are not directors or executive officers (as that term is defined in the rules and regulations under Section 16 of the Exchange Act).

4. GRANT OF AWARDS AND AWARD AGREEMENTS

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock subject to each Award; and (iv) determine the terms and conditions of each Award.

(b) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee.

5. STOCK OPTIONS AND RIGHTS

(a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, non-qualified stock options, or a combination of Incentive Stock Options and non-qualified stock options; (ii) authorize the granting of Rights which may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

(b) Any option issued hereunder which is intended to qualify as an Incentive
Stock
  44
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
- --------------------------------------------------------------------------------
Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

(c) Rights may be granted only to Key Employees who may be considered directors or officers of the Company for purposes of Section 16 of the Act.

(d) The exercise period for a non-qualified stock option and any related Right shall not exceed ten years and two days from the date of grant, and the exercise period for an Incentive Stock Option and any related Right shall not exceed ten years from the date of grant.

(e) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.

(f) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the Committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, the period during which a Right is exercisable shall commence no earlier than six months following the date the Option or Right is granted.

(g) The purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Stock having a total fair market value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

(h) Unless Section 9 shall provide otherwise, Rights granted to a director or officer shall terminate when such person ceases to be considered a director or officer of the Company subject to Section 16 of the Act.

(i) In case of termination of employment, the following provisions shall apply:

   (A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised in full by the person or persons to whom the Key Employee's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within five years after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

   (B) If the Key Employee's employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions

- --------------------------------------------------------------------------------
   as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee's retirement shall become fully exercisable upon such retirement unless the Committee, in its sole discretion, shall otherwise determine.

   (C) Except as provided in Section 9, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options or Rights shall be cancelled coincident with the effective date of the termination of employment.

   (D) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

(j) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted.

(k) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.

(1) With respect to the exercisability and settlement of Rights:

   (i) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount which shall not, subject to
   Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

   (ii) For the purposes of Subsection (i) of this Section 5(l), in the case of any such Right or portion thereof, other than a Right related to an Incentive Stock Option, exercised for cash during a "window period"
  46
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   specified by Rule 16b-3 under the Act, the Fair Market Value of the Stock at the time of such exercise shall be the highest composite daily closing price of the Stock during such window period.

   (iii) In the event of the exercise of such Right, the Company's obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

6. PERFORMANCE SHARES

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made, (ii) determine the Performance Period (the "Performance Period") and Performance Objectives (the "Performance Objectives") applicable to such Awards, (iii) determine the form of settlement of a Performance Share and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award.

(b) The Committee shall determine a Performance Period of not less than two nor more than five years. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

(c) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

(d) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares or the percentage of Performance Shares which shall be paid to the Key Employee or member of the group of Key Employees if the applicable Performance Objectives are met in whole or in part.

(e) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to an Award of Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such
                                                                              47
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Performance Shares in such amount and under such terms and conditions as the
Committee deems appropriate or desirable. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

(f) Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, with payment to commence as soon as practicable after the end of the relevant Performance Period.

7. RESTRICTED STOCK

(a) Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

(b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.

(c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

(d) In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee's Restricted Stock.

(e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

(f) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

(g) Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an
  48
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
- --------------------------------------------------------------------------------
appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

8. CERTIFICATES FOR AWARDS OF STOCK

(a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 8(b) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

(c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award of Stock, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Share shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.

9. ACCELERATION EVENTS

(a) For the purposes of this Plan, an Acceleration Event shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Stock of the Company; (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under

- --------------------------------------------------------------------------------
the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

(b) Notwithstanding any provisions in this Plan to the contrary:

   (i) Each outstanding Option granted under the Plan shall become immediately exercisable in full for the aggregate number of shares covered thereby and all related Rights shall also become exercisable upon the occurrence of an Acceleration Event described in this Section 9 and shall continue to be exercisable in full for cash for a period of 60 calendar days beginning on the date that such Acceleration Event occurs and ending on the 60th calendar day following that date; provided, however, that (A) no Right shall become exercisable earlier than six months following the date the Right is granted, and (B) no Option or Right shall be exercisable beyond the expiration date of its original term.

   (ii) Options and Rights shall not terminate and shall continue to be fully exercisable for a period of seven months following the occurrence of an Acceleration Event in the case of an employee who is terminated other than for just cause or who voluntarily terminates his employment because he in good faith believes that as a result of such Acceleration Event he is unable effectively to discharge his present duties or the duties of the position he occupied just prior to the occurrence of such Acceleration Event. For purposes of Section 9 only, termination shall be for "just cause" only if such termination is based on fraud, misappropriation or embezzlement on the part of the employee which results in a final conviction of a felony. Under no circumstances, however, shall any Option or Right be exercised beyond the expiration date of its original term.

   (iii) Any Right or portion thereof may be exercised for cash within the 60-calendar-day period following the occurrence of an Acceleration Event with settlement, except in the case of a Right related to an Incentive Stock Option, based on the "Formula Price" which shall be the highest of (A) the
  50

- --------------------------------------------------------------------------------
   highest composite daily closing price of the Stock during the period beginning on the 60th calendar day prior to the date on which the Right is exercised and ending on the date such Right is exercised, (B) the highest gross price paid for the Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission or
   (C) the highest gross price paid or to be paid for a share of Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in this Section 9 as constituting an Acceleration Event.

   (iv) Upon the occurrence of an Acceleration Event, Limited Stock Appreciation Rights shall automatically be granted as to any Option with respect to which Rights are not then outstanding; provided, however, that Limited Stock Appreciation Rights shall be provided at the time of grant of any Incentive Stock Option subject to exercisability upon the occurrence of an Acceleration Event. Limited Stock Appreciation Rights shall entitle the holder thereof, upon exercise of such rights and surrender of the related Option or any portion thereof, to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess, if any, of the Formula Price as that term is defined in Section 9 over the option price of the Stock as provided in such Option; provided that in the case of the exercise of any such Limited Stock Appreciation Right or portion thereof related to an Incentive Stock Option, the Fair Market Value of the Stock at the time of such exercise shall be substituted for the Formula Price. Each such Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first business day following the occurrence of such Acceleration Event and ending on the 60th day following such date and only to the same extent the related Option is exercisable. In the case of persons who are considered directors or officers of the Company for purposes of Section 16 of the Act, Limited Stock Appreciation Rights shall not be so exercisable until they have been outstanding for at least six months. Upon exercise of a Limited Stock Appreciation Right and surrender of the related Option, or portion thereof, such Option, to the extent surrendered, shall not thereafter be exercisable.

   (v) The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 7 shall lapse upon the occurrence of an Acceleration Event and the Company shall issue stock certificates without a restrictive legend. Key Employees holding Restricted Stock on the date of an Acceleration Event may tender such Restricted Stock to the Company which shall pay the Formula Price as that term is defined in Section 9; provided, such Restricted Stock must be tendered to the Company within 60 calendar days of the Acceleration Event.

   (vi) If an Acceleration Event occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to Section 6, then the Key Employee shall be deemed to have satisfied

- --------------------------------------------------------------------------------
   the Performance Objectives and settlement of such Performance Shares shall be based on the Formula Price, as defined in this Section 9.

10. BENEFICIARY

(a) Each Key Employee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

(b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

11. ADMINISTRATION OF THE PLAN

(a) Each member of the Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Act or successor rule or regulation. No member of the Committee shall be, or shall have been, eligible to receive an Award under the Plan or any other plan maintained by any Participating Company to acquire stock, stock options, stock appreciation rights, performance shares or restricted stock of a Participating Company at any time within the one year immediately preceding the member's appointment to the Committee.

(b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

(d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

(e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate.

(f) If an Acceleration Event has not occurred and if the Committee determines that a Key
  52
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
- --------------------------------------------------------------------------------
Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restriction Period has not lapsed.

12. AMENDMENT, EXTENSION OR TERMINATION

The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without approval by a majority of the Company's stockholders, (a) alter the group of persons eligible to participate in the Plan, (b) except as provided in Section 13 increase the maximum number of shares of Stock which are available for Awards under the Plan or (c) extend the period during which awards may be granted beyond December 31, 2003. If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.

13. ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock or, stock dividend, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, the Committee may make such adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option, as the Committee deems equitable.

14. MISCELLANEOUS

(a) Except as provided in Section 9, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in
Section 7(e) with respect to Restricted Stock.

(b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

                                                                              53
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- --------------------------------------------------------------------------------

(c) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

(d) The terms of the Plan shall be binding upon the Company and its successors and assigns.

(e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

15. EFFECTIVE DATE, TERM OF PLAN AND SHAREHOLDER APPROVAL

The effective date of the Plan shall be January 1, 1994. No Award shall be granted under this Plan after the Plan's termination date. The Plan's termination date shall be December 31, 2003. The Plan will continue in effect for existing Awards as long as any such Award is outstanding.

  54
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       [ITT LOGO]
       1330 Avenue of the Americas
       New York, NY 10019-5490

       [RECYCLE LOGO]
       Printed on recycled paper with Soybean Oil Inks

ITT                                                                   ITT

                            ITT CORPORATION
                      1330 AVENUE OF THE AMERICAS
                        NEW YORK, NY 10019-5490

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

THE UNDERSIGNED HEREBY APPOINTS GWENN L. CARR OR WALTER F. DIEHL, JR., OR RICHARD S. WARD, AS PROXY, EACH WITH POWER TO APPOINT HIS OR HER SUBSTITUTE AND HEREBY AUTHORIZES EACH OF THEM AT THE ANNUAL MEETING OF SHAREHOLDERS OF ITT CORPORATION TO BE HELD AT 10:30 A.M. ON MAY 17, 1994 IN THE SHERATON BALLROOM OF THE SHERATON CHICAGO HOTEL & TOWERS, CHICAGO, ILLINOIS AND AT ANY ADJOURNMENTS THEREOF TO VOTE ALL SHARES OF ITT COMMON AND PREFERRED STOCK, INCLUDING FULL SHARES HELD IN THE ITT DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN, WHICH THE UNDERSIGNED COULD VOTE IF PERSONALLY PRESENT AS DESIGNATED ON THE REVERSE SIDE OF THIS PROXY AND CONFERS DISCRETIONARY AUTHORITY UPON EACH SUCH PROXY TO VOTE UPON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

THE NOMINEES FOR ELECTION AS DIRECTORS ARE:

(B.B. ANDERSON, R.V ARASKOG, N.D. ARCHIBALD, R.A. BURNETT, M. DAVID-WEILL, S.P. GILBERT, P.G. KIRK, JR., E.C. MEYER, B.F. PAYTON, AND M.E. WHITE)


PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE OF THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESIGNATED BY YOU ON THE REVERSE SIDE, OR IF NO DESIGNATION IS MADE WILL BE VOTED FOR ITEMS 1, 2, 3, AND 4, AND AGAINST ITEMS 5, AND 6. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY.

                                PROXY
                                                                ------------
                                                                 SEE REVERSE
                                                                    SIDE
                                                                ------------

           PLEASE MARK YOUR CHOICE LIKE THIS  / /
            IN DARK INK AND SIGN AND DATE BELOW.

                   DIRECTORS RECOMMEND A VOTE FOR ITEMS 1-2-3-4.
- -----------------------------------------------------------------------------
                                      FOR ALL        EXCEPT*      WITHHELD
1. ELECTION OF DIRECTORS.               / /            / /           / /
   (NOMINEES ARE LISTED ON THE
   REVERSE SIDE OF THIS PROXY)
   *LIST OF EXCEPTIONS.  ---------------------------------------

                                        FOR          AGAINST       ABSTAIN
2. RATIFICATION OF AUDITORS.            / /            / /           / /

3. TO APPROVE THE 1994 INCENTIVE        / /            / /           / /
   STOCK PLAN

4. TO APPROVE THE ANNUAL
   PERFORMANCE-BASED INCENTIVE PLAN.    / /            / /           / /

- ---------------------------------------------------------------------------

                                                DIRECTORS RECOMMEND A VOTE
                                                        AGAINST ITEMS 5-6.
- ---------------------------------------------------------------------------
                                        FOR          AGAINST       ABSTAIN
5. SHAREHOLDER PROPOSAL TO              / /            / /            / /
   LIST EXECUTIVES EARNING MORE
   THAN $100,000.

6. SHAREHOLDER PROPOSAL TO ENDORSE      / /            / /            / /
   CERES PRINCIPLES
- ---------------------------------------------------------------------------

          / / MARK THIS BOX IF YOU WANT TO RECEIVE AN ADMISSION CARD.


                                                                      ,1994.
- ---------------------------------------------           ---------------------
             SIGNATURE                                          DATE


  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
 NOTE PLEASE ADD YOUR TITLE IF YOU ARE SIGNING AS ATTORNEY, ADMINISTRATOR,
    EXECUTOR, GUARDIAN, TRUSTEE OR IN ANY OTHER REPRESENTATIVE CAPACITY.

..............................................................................
   DETACH HERE AND RETURN UPPER PORTION IN SELF-ADDRESSED ENVELOPE.

                                          ITT
                                          ANNUAL MEETING INFORMATION:
                                          ---------------------------

YOUR VOTE IS IMPORTANT                    RECORD DATE:    MARCH 21, 1994
- ----------------------                    MEETING DATE:   MAY 17, 1994
TO ITT CORPORATION.                                         10:30 AM
- -------------------
                                          MEETING SITE:  SHERATON CHICAGO
PLEASE VOTE YOUR PROXY.                                  HOTEL & TOWERS
                                                         SHERATON BALLROOM,
                                                         CHICAGO, ILLINOIS.